Filed Pursuant to Rule 424(b)(2)
Registration No. 333-261476

Underlier Supplement dated December 29, 2021
(to the Prospectus Supplement dated December 29, 2021
and the Prospectus dated December 29, 2021)
The Bank of Nova Scotia
Senior Note Program, Series A

The Bank of Nova Scotia (the “Bank”) may from time to time offer and sell notes (the “notes”) linked to one or more indices and/or exchange-traded funds (each a “reference asset”) from time to time. This document, which we refer to as an “underlier supplement”, describes certain indices and exchange-traded funds to which the notes may be linked. This underlier supplement supplements the disclosure in any pricing supplement that may reference it, any product prospectus supplement or product supplement (the “applicable product supplement”), the accompanying prospectus supplement and accompanying prospectus. If the description in the applicable pricing supplement of any reference asset to which your notes are linked is inconsistent with the description herein, such description in the applicable pricing supplement is controlling.
This underlier supplement describes only certain reference assets to which notes may be linked. We do not guarantee that we will offer notes linked to any of the reference assets described herein. In addition, we may offer notes linked to one or more reference assets that are not described herein. In such an event, we will describe any such additional reference asset(s) in the applicable pricing supplement or in any applicable product supplement.
THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.  ANY PAYMENT TO BE MADE ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, DEPENDS ON THE ABILITY OF THE BANK TO SATISFY ITS OBLIGATIONS AS THEY COME DUE. YOU ARE SUBJECT TO A RISK TO ALL OR A PORTION OF YOUR INVESTMENT IN THE NOTES, AS DESCRIBED IN MORE DETAIL BELOW.
The notes will not be listed on any securities exchange or quotation system, unless otherwise specified in the applicable pricing supplement.
You should read this underlier supplement along with the applicable pricing supplement and any other relevant offering documentation carefully before you invest in any of the notes.
Your investment in the notes involves certain risks.  See “Risk Factors” beginning on page 1 to read about investment risks relating to the notes. In addition, see “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of the notes or passed upon the adequacy or accuracy of this underlier supplement, any applicable product supplement or the accompanying prospectus supplement, or prospectus.  Any representation to the contrary is a criminal offense.
The notes will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
The Bank may sell the notes directly or through one or more agents or dealers.  The agents are not required to sell any particular amount of the notes.  See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus.
The Bank may use this underlier supplement in the initial sale of any notes.  In addition, Scotia Capital (USA) Inc. (“SCUSA”), other agents, or any of our or their respective affiliates may use this underlier supplement, any applicable product supplement or the accompanying prospectus supplement or prospectus in a market-making or other transaction in any note after its initial sale.  Unless the Bank or an agent informs the purchaser otherwise in the confirmation of sale or applicable pricing supplement, this underlier supplement and the accompanying prospectus supplement and prospectus and any applicable product supplement are being used in a market-making transaction.
Scotia Capital (USA) Inc.
December 29, 2021

TABLE OF CONTENTS
Underlier Supplement
Prospectus Supplement dated December 29, 2021
Prospectus dated December 29, 2021
ii

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES	17
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER	23
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO THE DEBT SECURITIES WE MAY OFFER	43
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE	44
UNITED STATES TAXATION	51
CANADIAN TAXATION	65
CERTAIN CONSIDERATIONS FOR ERISA AND OTHER EMPLOYEE BENEFIT PLANS	67
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	69
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS	72
LEGAL MATTERS	72
EXPERTS	72
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	73

You should rely only on the information incorporated by reference or provided in this underlier supplement, any applicable product supplement and the accompanying prospectus supplement and the applicable pricing supplement (collectively, the “applicable supplements”), and the accompanying prospectus. We have not authorized anyone to provide you with different information. The aforementioned documents do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes described in the applicable supplements nor do they constitute an offer to sell or a solicitation of an offer to buy such notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of the accompanying prospectus and any applicable supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.
iii

RISK FACTORS
You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration with your advisors of the suitability of the notes in light of your particular financial circumstances and the other information included or incorporated by reference in this underlier supplement, any applicable product supplement and the accompanying prospectus supplement and prospectus. See the applicable pricing supplement and any applicable product supplement for a discussion of risks relating to the notes.
INDICES
The Dow Jones Industrial Average®
All information contained in this underlier supplement regarding the Dow Jones Industrial Average® (the “Dow Jones Industrial Average”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”). The Dow Jones Industrial Average is calculated, maintained and published by S&P Dow Jones Indices. S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the Dow Jones Industrial Average. The Dow Jones Industrial Average is reported by Bloomberg L.P. under the ticker symbol “INDU”.
Additional information regarding the Dow Jones Industrial Average, including its component stocks, sector and country and weightings, may be obtained the following website: us.spindices.com/indices/equity/dow-jones-industrial-average. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The Dow Jones Industrial Average is a price-weighted index composed of 30 stocks that measures the performance of some of the largest U.S. companies. The stocks are selected at the discretion of an Averages Committee comprised of three representatives of S&P Dow Jones Indices and two representatives of The Wall Street Journal (the “WSJ”). While stock selection is not governed by quantitative rules, a stock typically is added to the Dow Jones Industrial Average only if the Averages Committee believes the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Each company should be incorporated and headquartered in the U.S. and a plurality of such company’s revenue should be derived from the U.S. Maintaining adequate sector representation within the indices is also a consideration in the selection process. The Dow Jones Industrial Average covers all industries with the exception of the transportation industry group and the utilities sector. The Dow Jones Industrial Average was first calculated on May 26, 1896 with a base value of 40.94 and twelve component stocks.
S&P Dow Jones Indices intends for the Dow Jones Industrial Average to serve as a measure of the entire U.S. market, and therefore the economy, and the Dow Jones Industrial Average is not limited to traditionally defined industrial stocks. Changes in the composition of the Dow Jones Industrial Average are made on an as-needed basis by the Averages Committee without consultation with the component companies represented in the Dow Jones Industrial Average, any stock exchange, any official agency or us. There is no annual or semi-annual reconstitution and changes in response to corporate actions and market developments can be made at any time. In order to maintain continuity, changes to the index stocks included in the Dow Jones Industrial Average tend to be made infrequently and generally occur only after a component company goes through a major change, such as a shift in its core business, corporate acquisition, or merger. Index reviews do not occur on any established or regular schedule, but only when corporate events with respect to a component stock require it. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the Dow Jones Industrial Average may be changed at any time for any reason. Constituent changes are typically announced one to five days before they are scheduled to be implemented.
Components with more than one listing of common stock outstanding will only be represented by their designated listing, which is the share class with both the highest one-year (or all available data if less than one year of trading data is available as of the reference date, as defined below) trading liquidity (as defined by median daily value traded) and largest float-adjusted market capitalization. All other share classes are referred to as secondary listings. When the liquidity and market capitalization indicators are in conflict, S&P Dow Jones Indices analyzes the relative differences between the two values, placing a greater importance on liquidity. Once established, the designated listing is only changed if both the liquidity and market capitalization of a secondary listing exceed the liquidity and market capitalization of the designated listing by more than 20%. If only one measure exceeds 20%, S&P Dow Jones Indices analyzes the data as described above to determine if the designated listing should be changed. Otherwise, the designated listing remains unchanged.
The Dow Jones Industrial Average is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average is the sum of the primary exchange prices of each of the 30 common stocks included in the Dow Jones Industrial Average, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for any price impacting corporate action on one of its member stocks; this includes price adjustments, special dividends, stock splits, rights offerings, constituent additions and constituent deletions. The current divisor of the Dow Jones Industrial Average is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the Dow Jones Industrial Average, no assurance can be given that Dow Jones Indices will not modify or change this methodology in a manner that may affect the return on your Securities. In addition to its daily governance of indices and maintenance of the Dow Jones Industrial Average methodology, at least once within any 12 month period, the Averages Committee reviews the Dow Jones Industrial Average methodology to ensure the Dow Jones Industrial Average continues to achieve the stated objective, and that the data and methodology remain effective. Where any index component stock price is unavailable on any trading day, the sponsor will generally use the last reported price for such component stock.
Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in the Dow Jones Industrial Average. Certain corporate actions require Dow Jones Indices to make an adjustment to the divisor to prevent the value of the Dow Jones Industrial Average from changing as a result of the corporate action. Corporate actions are applied after the close of trading on the day prior to the ex-date. Several types of corporate actions, and their related adjustments, are listed in the table below.
Corporate Action	Adjustment Made to Dow Jones Industrial Average	Divisor Adjustment?
Spin-off
The price of the parent company is adjusted to the price of the parent company minus the price of the spun-off company/share exchange ratio. Any potential impacts on index constituents from a spin-off are evaluated by the Averages Committee on a case by case basis.
Yes
Rights Offering	The price is adjusted according to the terms of the rights offering.	Yes
Stock dividend, stock split, reverse stock split	The price is adjusted according to the terms of the stock split.	Yes
Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	Index does not use a number of shares or investable weight factors – no impact	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change
Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will be replaced on the effective date of the drop. In the case of a zero price spin-off, the spun-off company is not replaced.
Yes

Recalculation Policy
S&P Dow Jones Indices reserves the right to recalculate the Dow Jones Industrial Average under certain limited circumstances. S&P Dow Jones Indices may choose to recalculate and republish the Dow Jones Industrial Average if it is found to be incorrect or inconsistent within two trading days of the publication of the index level in question for one of the following events:
1.	Incorrect or revised closing price of a stock on a given day
2.	Missed or misapplied corporate event
3.	Incorrect application of an index methodology;
4.	Late announcement of a corporate event; or
5.	Incorrect calculation or data entry error.
Late information that does not impact the divisor is applied at the earliest opportunity S&P Dow Jones Indices becomes aware of the event. Late information impacting the divisor results in a correction and reposting within two trading days. All errors due to S&P Dow Jones Indices’ mistakes (e.g., data entry, methodology misapplication, etc.) are corrected and reposted, provided the error is identified within two trading days. Any other restatements or recalculations beyond two trading days will be determined by the Averages Committee, which will review the possible market impact or disruption of such recalculations.
Unexpected Exchange Closures
An unexpected exchange closure is when an exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, S&P Dow Jones Indices is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P Dow Jones Indices’ decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P Dow Jones Indices also uses 3:00 PM ET as the cutoff.
If all exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P Dow Jones Indices will take the following actions:
Market Disruption Prior to Open of Trading
(i)
If all exchanges indicate that trading will not open for a given day, S&P Dow Jones Indices will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P Dow Jones Indices will begin index calculation when the exchanges open.
Market Disruption Intraday
If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on the NYSE Rule 123C hierarchy. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

License Agreement
The Dow Jones Industrial Average is a product of S&P Dow Jones Indices and has been licensed for use by us. Dow Jones®, DJIA®, Dow Jones Industrial Average® and The Dow® are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed to S&P Dow Jones Indices and its affiliates and sublicensed to the Bank for certain purposes in exchange for a fee.
The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices, Dow Jones or any of their respective affiliates (collectively, “S&P Dow Jones”). S&P Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. S&P Dow Jones’ only relationship to the Bank is the licensing of certain trademarks, trade names and service marks of S&P Dow Jones and of the Dow Jones Industrial Average, which is determined, composed and calculated by S&P Dow Jones without regard to the Bank or the notes. S&P Dow Jones has no obligation to take the needs of the Bank or the owners of the notes into consideration in determining, composing or calculating the Dow Jones Industrial Average. S&P Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.
S&P DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES AND THE BANK, OTHER THAN THE LICENSORS OF S&P DOW JONES.

The EURO STOXX 50® Index
All information contained in this underlier supplement regarding the EURO STOXX 50® Index (the “EURO STOXX 50 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited, which we refer to below as STOXX. The EURO STOXX 50 Index is calculated, maintained and published by STOXX Limited, which we refer to herein as STOXX. STOXX has no obligation to continue to publish, and may discontinue the publication of, the EURO STOXX 50 Index. The EURO STOXX 50 Index is reported by Bloomberg L.P. under the ticker symbol “SX5E”.
Additional information (including information about constituent, sector and geographic weightings) regarding the EURO STOXX 50 Index, including information about its component stocks, sector and country weightings, may be obtained the following website: stoxx.com. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The EURO STOXX 50 Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50 Index trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, which we refer to collectively as the Eurozone. Companies allocated to a Eurozone country but not traded in Euros are not eligible for inclusion in the EURO STOXX 50 Index.
The EURO STOXX 50 Index was created by and is sponsored and maintained by STOXX. Publication of the EURO STOXX 50 Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The level of the EURO STOXX 50 Index is disseminated on the STOXX website.
Composition of the EURO STOXX 50 Index
The EURO STOXX 50 Index is composed of 50 component stocks chosen by STOXX from the 19 EURO STOXX Supersector indices, which represent the Eurozone portion of the STOXX Europe 600 Supersector indices. The supersectors from which stocks are selected for the EURO STOXX 50 Index may be found on the STOXX website. Stocks from each supersector are not necessarily included at a given time.
Component Selection
The composition of the EURO STOXX 50 Index is reviewed by STOXX annually in September. Within each of the 19 EURO STOXX Supersector indices, the respective component stocks are ranked by free—float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free—float market capitalization of the corresponding EURO STOXX Total Market Index Supersector Index. If the next highest—ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All remaining stocks that are current SX5E components are then added to the selection list. The stocks on the selection list are then ranked by free—float market capitalization. The 40 largest stocks on the selection list are chosen as index components. The remaining 10 stocks are then selected from the largest current stocks ranked between 41 and 60. If the number of index components is still below 50, then the largest remaining stocks on the selection list are added until the EURO STOXX 50 Index contains 50 stocks. In exceptional cases, the STOXX Management Board may make additions and deletions to the selection list.
Ongoing Maintenance of Component Stocks
The component stocks of the EURO STOXX 50 Index are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the EURO STOXX 50 Index due to corporate actions (including mergers and takeovers, spin-offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.
The component stocks of the EURO STOXX 50 Index are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it ranked 75 or below on the selection list of the previous month. Additionally, any component stocks that are not traded for 10 consecutive days, are suspended from trading for 10 consecutive days, are officially delisted or are the subject of ongoing bankruptcy proceedings will be deleted from the EURO STOXX 50 Index. The highest-ranked non-component stock will replace the existing component stock. The EURO STOXX 50 Index is also subject to a “fast entry” rule. All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest blue-chip selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest component stock.
A deleted stock is replaced immediately to maintain the fixed number of stocks. The replacement is based on the latest monthly selection list. In the case of a merger or takeover where a component stock is involved, the original component stock is replaced by the new component stock. Generally, non-surviving stock(s) are deleted at the last traded price of the security. If any non-surviving stock is not trading anymore (delisted or suspended before its deletion), a new artificial price based on the acquisition/merger terms is calculated and the company is kept/deleted with this price instead of the last traded one. For the calculation of the artificial price only ordinary cash and stock terms will be used. Other instruments such as contingent value rights will not be considered. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition if it lies within the lower buffer (between 1 and 40) on the latest selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks.
The free float factors and outstanding number of shares for each component stock that STOXX uses to calculate the EURO STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Certain extraordinary adjustments to the free float factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. Each component’s weight is capped at 10% of the EURO STOXX 50 Index’s total free float market capitalization. The free float factor reduces the component stock’s number of shares to the actual amount available on the market. All holdings that are larger than five percent of the total outstanding number of shares and held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by governments, stock owned by certain individuals or families, and restricted shares).
Index Calculation
STOXX calculates the EURO STOXX 50 Index using the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the EURO STOXX 50 Index. The formula for calculating the EURO STOXX 50 Index value can be expressed as follows:
Level of the EURO STOXX 50 Index = Free Float Market Capitalization / Divisor
The “free float market capitalization” as used in this description of the EURO STOXX 50 Index is equal to the sum of the product of the price, the number of shares, the free float factor and the weighting cap factor for each component stock as of the time the EURO STOXX 50 Index is being calculated. The component stocks trade in Euros and thus, no currency conversion is required. Where any component stock price is unavailable on any trading day, STOXX will generally use the last reported price for such component stock.
In case the investability and tradability of the index and index based products is affected by an upcoming market or company event that is considered significant or “extreme” by the STOXX Management Board, the following actions or a combination of the following actions are taken. For all such changes a minimum notification period of two full trading days will be observed. The action scope may include but is not limited to:
•	application of expert judgment for index component pricing data,
•	adjustment of operational procedures,
•	postponement of index adjustments,
•	adjustment of selection lists,
•	change of weights of index constituents by adjusting the number of shares, free-float factors or weighting cap-factors, or
•	adjustment of index compositions.

EURO STOXX 50 Index Divisor
The EURO STOXX 50 Index is calculated using a divisor that helps to maintain the continuity of the index’s value so that corporate actions do not artificially increase or decrease the level of the EURO STOXX 50 Index. STOXX adjusts the divisor for the EURO STOXX 50® Index to maintain the continuity of index values across changes due to corporate actions, including special cash dividends, splits and reverse splits, rights offerings, stock dividends, return of capital and share consolidation, repurchase of shares / self-tender, spin-offs, combination stock distributions (dividend or split) and rights offering, addition/deletion of a company, and free float and shares changes. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio.
Divisor Adjustments
STOXX adjusts the divisor for the EURO STOXX 50 Index to maintain the continuity of the EURO STOXX 50 Index values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustments on the divisor, where shareholders of the component stock will receive “B” new shares for every “A” share held (where applicable) and assuming that the version of the index to which your notes are linked is the price return version. All adjusted prices consider withholding taxes based on the new shares being distributed, using “B * (1 – withholding tax where applicable)”.
(1)	Special cash dividend:
 Adjusted price = closing price – dividend announced by the company * (1- withholding tax if applicable)
 Divisor: decreases
(2)	Split and reverse split:
 Adjusted price = closing price * A / B
 New number of shares = old number of shares * B / A
 Divisor: no change
(3)	Rights offering:
 Adjusted price = (closing price * A + subscription price * B) / (A + B)
 New number of shares = old number of shares * (A + B) / A
 Divisor: increases
If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.
If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in-the-money. The average value between lower and upper range will be used as a subscription price.
Extremely dilutive rights issues having a share ratio larger or equal to 2000% (B/A>20) are treated as follows:
STOXX will announce the deletion of the company from the index following the standard rules for index replacements if sufficient notice of two trading days before the ex-date can be given.
The company may enter the EURO STOXX 50 Index again at the next periodic index review, but only after the new rights issue shares have been listed.
Extremely dilutive rights issues for which two trading days’ notice before the ex-date cannot be given, and all highly dilutive rights issues having a share ratio larger or equal to 200% (B/A>2) are treated as follows:
•	The rights issue shares are included into the index with a theoretical price on the ex-date;
•	The rights issue shares must be listed on an eligible stock exchange and tradable starting on the ex-date, otherwise, only a price adjustment is made and the rights are not included;
•	The rights issue shares will have the same parameters as the parent company;
•	The rights issue shares will be removed at the close of the day they start to trade with traded price being available; and

•	The number of shares and weighting factors will be increased after the new rights issue shares have been listed.
(4)	Stock dividend:
 Adjusted price = closing price * A / (A + B)
 New number of shares = old number of shares * (A + B) / A
 Divisor: no change
(5)	Stock dividend from treasury stock if treated as extraordinary dividend:
 Adjusted close = close – close * B / (A + B)
 Divisor: decreases
(6)	Stock dividend (from redeemable shares) if treated as extraordinary dividend:
 Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case redeemable shares are considered as:
•	A separated share line with a fixed price
•	Ordinary shares that are self-tendered on the same ex-date
 Adjusted close = close - close * B / (A + B)
 Divisor: decreases
(7)	Stock dividend of another company:
 Adjusted price = (closing price * A – price of other company * B) / A
 Divisor: decreases
(8)	Return of capital and share consolidation:
 Adjusted price = [closing price – capital return announced by company * (1– withholding tax)] * A / B
 New number of shares = old number of shares * B / A
 Divisor: decreases
(9)	Repurchase of shares / self-tender:
 Adjusted price = [(price before tender * old number of shares) – (tender price * number of tendered shares)] / (old number of shares – number of tendered shares)
 New number of shares = old number of shares – number of tendered shares
 Divisor: decreases
(10)	Spin-off:
 Adjusted price = (closing price * A – price of spin–off shares * B) / A
 Divisor: decreases
(11)	Combination stock distribution (dividend or split) and rights offering:
 For this corporate action, the following additional assumptions apply:
Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held; and
If A is not equal to one, all the following “new number of shares” formulae need to be divided by A.
 If rights are applicable after stock distribution (one action applicable to another):
Adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]
New number of shares = old number of shares * [(A + B) * (1 + C / A)] / A
Divisor: increases
 If stock distribution is applicable after rights (one action applicable to another):
Adjusted price = (closing price * A + subscription price * C) / [(A + C) * (1 + B / A)]

New number of shares = old number of shares * [(A + C) * (1 + B / A)]
Divisor: increases
 Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B + C) / A
Divisor: increases.
(12)	Addition/deletion of a company:
 No price adjustments are made. The net change in market capitalization determines the divisor adjustment.
(13)	Free float and shares changes:
No price adjustments are made. The net change in market capitalization determines the divisor adjustment.
The EURO STOXX 50 Index is the intellectual property of STOXX, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The notes or other financial instruments based on the EURO STOXX 50 Index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.
License Agreement
The Bank has entered into a non-exclusive license agreement with STOXX, which grants the Bank a license in exchange for a fee to use the EURO STOXX 50 Index in connection with the issuance of certain securities, including the notes.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to the Bank, other than the licensing of the EURO STOXX Index and the related trademarks for use in connection with the notes.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote the notes;
•	recommend that any person invest in the notes or any other financial products;
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes;
•	have any responsibility or liability for the administration, management or marketing of the notes; and
•	consider the needs of the notes or the owners of the notes in determining, composing or calculating the EURO STOXX 50 Index or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise) in connection with the notes or their performance. STOXX does not assume any contractual relationship with the purchasers of the notes or any third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not make any warranty, express or implied, and disclaim any and all warranty about:
o	the results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the EURO STOXX 50 Index and the data included in the EURO STOXX 50 Index;
o	the accuracy, timeliness, and completeness of the EURO STOXX 50 Index or its data;
o	the merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 Index or its data; and
o	the performance of the notes generally
•
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 Index or its data; and

•
under no circumstances will Deutsche Börse Group and their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 Index or its data or generally in relation to the notes, even in circumstances where STOXX, Deutsche Börse Group and their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing agreement between the Bank and STOXX is solely for their benefit, and not for the benefit of the owners of the notes or any other third parties.

The FTSE 100® Index
All information contained in this underlier supplement regarding the FTSE 100® Index (the “FTSE 100 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell, a company owned by the London Stock Exchange Companies (as used in this description of the FTSE 100 Index, the “Exchange”) that we refer to below as FTSE Russell. The FTSE 100 Index is calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue the publication of, the FTSE 100 Index. The FTSE 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX”.
Additional information regarding the FTSE 100 Index, including information about its component stock and sector weightings, may be obtained the following website: ftse.com/products/indices/uk. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The FTSE 100 Index is a market capitalization-weighted index of the 100 most highly capitalized U.K.-listed blue chip companies traded on the London Stock Exchange. The FTSE 100 Index was developed with a base level of 1,000 as of December 30, 1983.
Composition and Selection Criteria for the FTSE 100 Index
The FTSE 100 Index consists of the 100 largest U.K.-listed blue chip companies, based on full market capitalization, that pass screening tests for free-float and liquidity. The FTSE 100 Index is reviewed on a quarterly basis in March, June, September and December based on data from the close of business on the Tuesday before the first Friday of the review month. The FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee, which we refer to as the “Committee”, meets quarterly to approve the constituents of the index. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiration of the Intercontinental Exchange Futures Europe futures and options contracts.
Eligibility Standards
Only “premium listed” equity shares, as defined by the Financial Conduct Authority in its Listing Rules Sourcebook, are eligible for inclusion in the FTSE 100 Index. Eligible stocks must pass free-float and liquidity screens before being included in the index.
Free-Float Screen — With regard to free-float, a stock must have a minimum free float (as described below) of 25% if the issuing company is incorporated in the United Kingdom and 50% if it is a non-United Kingdom incorporated company. Companies with a free float of 5% or below are excluded from the FTSE 100 Index.  A new company may be initially included in the index with a free float outside of the above parameters so long as it has an initial free float above 5% and it is expected to meet the minimum free float requirements within 12 months of its first day of trading.
Foreign Ownership Restrictions and Minimum Headroom Requirement — For the avoidance of doubt, a stock which restricts the number of shares that a UK investor can hold may be included in the FTSE 100 Index with an investability weight equal to the foreign ownership limit. However, the actual calculated free float will be referenced to determine if the stock meets the minimum free float criteria for index eligibility.
Liquidity Screen — With regard to liquidity, each eligible stock is tested for liquidity annually in June by calculating its median daily trading per month. When calculating the median of daily trades per month of any security, a minimum of 5 trading days in each month must exist, otherwise the month is excluded from the test. Liquidity is tested from the first business day in May of the previous year to the last business day of April. The median trade is calculated by ranking each daily trade total and selecting the middle-ranking day. Any period of suspension is not included in the test. Where a security has a market quote in multiple currencies, only volume data from the eligible Sterling quote will be used in the liquidity test. The liquidity test is applied on a pro-rata basis where the testing period is less than 12 months. A stock not presently included in the FTSE 100 Index that does not turnover at least 0.025% of its shares in issue (after application of any investability weightings) based on its median daily trade per month in at least ten of the 12 months prior to the annual index review in June will not be eligible for inclusion until the next annual review. An existing constituent failing to trade at least 0.015% of its shares in issue (after the application of any investability weightings) based on its median daily trade per month for at least eight of the 12 months prior to the annual index review will be removed from the FTSE 100 Index and will not be eligible for inclusion until the next annual review. New issues must have a minimum trading record of at least 20 trading days prior to the review date and that they have turned over at least 0.025% of their shares in issue (after the application of any investability weightings) based on their median daily trade each month, on a pro-rata basis since premium listing or UK Nationality allocation date if non-UK incorporated.
Price — With regard to price, the Committee must be satisfied that an accurate and reliable price exists for purposes of determining the market value of a company. To be eligible for inclusion in the FTSE 100 Index, a stock must have a full listing on the London Stock Exchange with a Sterling-denominated price on SETS (SETS is the London Stock Exchange’s trading service for, among other securities, those included in the FTSE 100 Index).
Market Capitalization Ranking — Eligible stocks that pass the free-float and liquidity screens and that have an accurate and reliable price are ranked by the Committee according to their market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded. Only the quoted equity capital of a constituent company will be included in the calculation of its market capitalization. Where a company has two or more classes of equity, secondary lines will be included in the calculation of the market capitalization of the company only if those lines are significant and liquid. The Committee will add a stock to the FTSE 100 Index at the quarterly review if it has risen to 90th place or above on the full market capitalization rankings and will delete a stock at the quarterly review if it has fallen to 111th place or below on these rankings. Market capitalization rankings are calculated using data as of the close of business on the day before the review.
100 Constituent Limitation — The FTSE 100 Index always contains 100 constituents. If a greater number of companies qualify to be inserted in the index than qualify to be removed, the lowest ranking constituents of the index will be removed so that the total number of stocks remains at 100 following inclusion of those that qualify to be inserted. Likewise, if a greater number of companies qualify to be removed than to be inserted at the quarterly review, securities of the highest ranking companies that are then not included in the FTSE 100 Index will be inserted to match the number of companies being removed, in order to maintain the total at 100.
Minimum Voting Rights Screen — A company is required to have greater than 5% of its voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders. Current constituents of the FTSE 100 Index who do not meet this requirement will have until the September 2022 review to meet the requirement or they will be removed from the FTSE 100 Index.
Calculation of the FTSE 100 Index
The FTSE 100 Index is a market capitalization weighted index. This means that the price movement of a larger company (that is, one representing larger percentage of the index) will have a greater effect on the price of the index than will the price movement of a smaller company (that is, one representing a smaller percentage of the index).
The value of the FTSE 100 Index is represented by a fraction, (a) the numerator of which is the sum of the product of (i) the price of each component stock, (ii) the number of shares issued for each such component and (iii) a free float factor for each such component (described more fully below), and (b) the denominator of which is a divisor. The divisor represents the total issued share capital of the index on the base date; the divisor may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the index.
As noted above, a free float factor is applied to each index component. By employing this approach, FTSE Russell uses the investable market capitalization, not the total market capitalization, of each constituent to determine the value of the FTSE 100 Index. Investable market capitalization depends on free float. The following are excluded from free float: shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments); shares held by sovereign wealth funds where each holding is 10% or greater of the total number of shares in issue; shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated; shares held within employee share plans; shares held by public companies or by non-listed subsidiaries of public companies; shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies and individuals (including employees) where the holding is 10% or greater of the total number of shares in issue; all shares where the holder is subject to a lock-in clause (for the duration of that clause, after which free float changes resulting from the expiration of a lock-in clause will be implemented at the next quarterly review subject to the expiration date of such lock-up clause occurring on or prior to the share and float change information cut-off date; shares held by an investor, investment company or an investment fund for publicly announced strategic reasons and shares held by an investor, investment company or an investment fund that has an employee on the board of directors of a company, has a shareholder agreement, has successfully placed a current member to the board of directors or has nominated a current member to the board of directors alongside a shareholder agreement with the company; and shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted. Shares disclosed as being held by a nominee account are typically regarded as free float, unless a restricted shareholder is identified as holding shares through such nominee account, in which case that portion of shares will be restricted from free float. In addition, while portfolio holdings such as pension funds, insurance funds or investment companies will generally not be considered as restricted from free float, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore restricted (and will remain restricted until the holding falls below 30%).
The FTSE 100 Index is recalculated whenever errors or distortions occur that are deemed to be significant. Users of the FTSE 100 Index are notified through appropriate media.
Index Maintenance
The FTSE 100 Index is reviewed quarterly for changes in free float. A constituent’s free float is updated during the June review regardless of the size of the change. At the March, September and December quarterly updates, a constituent with a free float greater than 15% will have its free float updated if it moves by more than three percentage points above or below the existing free float. A constituent with a free float of 15% or below will be subject to a one percentage point threshold. Free float changes resulting from corporate events will not be subject to the percentage change requirements, and will be implemented in line with the event. If a constituent is the target of a tender offer but the conditions for removal from the index are not met, FTSE may implement a free float change when (i) the minimum acceptance level as stipulated by the acquirer has been met, (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment, and (iii) all pertinent offer conditions have been reasonably met.
If a merger or takeover results in one index constituent being absorbed by another constituent, the resulting company will remain a constituent and a vacancy will be created. This vacancy will be filled by selecting the highest ranking constituent of the FTSE All-Share Index that is not currently a member of the FTSE 100 Index as at the close of the FTSE 100 Index calculation two days prior to the deletion and related index adjustment. If an index constituent is taken over by a non-constituent company, the original constituent will be removed and may be replaced by the acquiring company where eligible for the FTSE 100 Index. Otherwise the highest ranking constituent of the FTSE All-Share Index that is not currently a member of the FTSE 100 Index will serve as the replacement. If a constituent company is split to form two or more companies, both eligible for the FTSE 100 Index, then the resulting companies’ index memberships will be re-assessed in order to rebalance the index back to 100. The full market capitalizations at the close on the first day of trading of the spun-off company will be used to determine the most appropriate index memberships for continued inclusion. The changes will then be applied at market close giving two days’ notice. Consequently, the FTSE 100 Index may have more than 100 companies for three days (more if the spun-off company does not trade on effective date). If the market price of a company resulting from a split is unavailable it may be retained in the index for up to 20 business days and if trading has not commenced, it will be deleted at zero value. If a split results in the inclusion of an ineligible company, then the ineligible company will remain in the FTSE 100 Index for two trading days and then be deleted at the market price. The eligible company will be retained in the FTSE 100 Index as the replacement company and its continued index membership will be reviewed at the next quarterly index review. If a constituent is delisted or ceases to have a firm quotation or is subject to a takeover offer which has been declared wholly unconditional or has ceased to be a viable constituent as defined by the index methodology, it will be removed from the list of constituents and be replaced by the highest ranking constituent of the FTSE All-Share Index that is not currently a member of the FTSE 100 Index.
Adjustments due to mergers and acquisitions are applied to the FTSE 100 Index after the action is determined to be final. In the event that a constituent is being acquired for cash or is delisted subsequent to an index review, such constituent will be removed from the FTSE 100 Index in conjunction with the index review, assuming that the action is determined to be final and a minimum of two days’ notice can be provided.
Between constituents: When mergers and acquisitions take place between companies that are both constituents of the FTSE 100 Index for cash, the target company is deleted from the index at the last traded price. When mergers and acquisitions take place between companies that are both constituents of FTSE 100 Index for stock, the target company is deleted from the index and the shares of the acquiring stock are increased according to the offer terms. When mergers and acquisitions take place between companies that are both constituents of the FTSE 100

Index for cash or stock or a combination thereof, the target company is deleted from the index and the shares of the acquiring company are simultaneously increased per the merger terms.
Between a constituent and a non-constituent: If the target company is a member of the FTSE 100 Index, it is deleted from the index and the acquiring company will be included initially in the index provided it is eligible in all other respects at the time of the merger, regardless of previous eligibility screenings. If the acquiring company is deemed eligible it will be added to the index on the effective date and the opening price will be calculated using the offer terms. When an index constituent acquires a non-constituent that is a FTSE Russell Universe member, the shares of the member acquiring company will be updated to reflect the merger. Any share update will be made giving appropriate notice.
Given sufficient market hours after the confirmation of a merger or acquisition, FTSE effects the action after the close on the last day of trading of the target company, or at an appropriate time once the transaction has been deemed to be final.
If a constituent is the target of a tender offer, it will normally be removed from the index with a minimum T+2 notice when (i)(a) offer acceptances reach 90%, (b) shareholders have validly tendered and the shares have been irrevocably accepted for payment, and (c) all pertinent offer conditions have been reasonably met and the acquirer has not explicitly stated that it does not intend to acquire or squeeze out the remaining shares; (ii) there is reason to believe that the remaining free float is under 5% based on information available at the time; or (iii) following completion of the offer, the acquirer has stated that the offer has been declared wholly unconditional.
Where the conditions for index deletion are not met, FTSE Russell may implement a free float change based on the reported acceptance results at the expiration of the initial, subsequent or final offer period where (i) the minimum acceptance level as stipulated by the acquiror has been met; (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment; (iii) all pertinent offer conditions have been reasonably met and (iv) the change to the current float factor is greater than 3%. FTSE Russell uses the published results of the offer to determine the new free float of the target company. If no information is published in conjunction with the results from which FTSE Russell can determine which shareholders have and have not tendered, the free float change will reflect the total shares now owned by the acquiring company. A minimum T+2 notice period of the change is generally provided. Any subsequent disclosure on the updated shareholder structure will be reviewed during the quarterly review cycle. If the offer includes a stock consideration, the acquiring company’s shares will be increased proportionate to the free float change of the target company. If the target company’s free float change is greater than 3%, the associated change to the acquiring company’s shares will be implemented regardless of size. Additionally, if the change to the target company is less than 3%, then no change will be implemented to the target or the acquiring company at the time of the event, regardless of any change to the acquiring company’s shares. The target company will then be deleted as a second-step, if the conditions for deletion are achieved at the expiration of a subsequent offer period.
In exceptional circumstances, any review changes due to be effective for the companies involved in a tender offer may be retracted if FTSE Russell becomes aware of a tender offer which is due to complete on or around the effective date of such index review changes. Such exceptional circumstances may include undue price pressure being placed on the companies involved, or if proceeding with the review changes would compromise the replicability of the index.
A stock will be deleted as a constituent if it is delisted from all eligible exchanges. A stock will be deleted if FTSE Russell becomes aware (in its country of its assigned nationality) that it has become bankrupt, has filed for bankruptcy protection, enters administration, is insolvent or is liquidated, or where evidence of a change in circumstances makes it ineligible for index inclusion. A stock which has been deleted from the FTSE 100 Index as a result of bankruptcy protection or insolvency will only be considered for index eligibility after a period of 12 months from when it comes out of bankruptcy protection.

A stock will also be deleted if FTSE Russell becomes aware (at a quarterly review) that the price of an existing constituent is considered reaching its minimum permissible trade price. The constituent will be removed from the FTSE 100 index in line with the review subject to it still being at the minimum permissible trade price up to the start of the quarterly review lock down period.
Capitalization Adjustments
A secondary line of a company will be considered for index inclusion if its total market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded, is greater than 25% of the total market capitalization of the company’s principal line and the secondary line is eligible, in its own right. Should the total market capitalization of a secondary line fall below 20% of the total market capitalization of the company’s principal line at an annual review, the secondary line will be deleted from the FTSE 100 Index unless its total market capitalization remains above the qualification level for continued inclusion as a constituent of the FTSE 100 Index at that review. Where a company has partly paid shares, these shares, together with the outstanding call(s), are both included in the FTSE 100 Index.
Share Weighting Changes — For the purposes of computing the FTSE 100 Index, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis or the total free float changes by more than 3% on a cumulative basis. A company with a free float of 15% or below will not be subject to the 3% threshold and will instead be updated if the change is greater than 1%. Changes will be made quarterly after the close of business on the third Friday of March, June, September and December. The data for these changes will be taken from the close of business on the Friday five weeks prior to the review implementation.
If a corporate action is applied to a constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action.
Shares in Issue Increase — When a company increases the number of shares it has in issue, the market capitalization of that company increases and the total market capitalization will rise accordingly. The index divisor is adjusted to maintain a constant index value.
Weighting Amendments — The market capitalization of a company is adjusted to take account of various corporate actions. To prevent the value of the FTSE 100 Index from changing due to such an event, all corporate actions which affect the market capitalization of the FTSE 100 Index require an offsetting divisor adjustment. By adjusting the divisor, the value of the FTSE 100 Index remains constant before and after the event. Below is a summary of the more frequent corporate actions and their resulting adjustment.
Type of Corporate Action	Adjustment	Adjustment to Divisor
Issue of new shares	Share weighting increased	Yes
Bonus issue of same stock or stock split	Number of shares held before issue or split divided by number of shares held after issue or split	No
Rights Issues/Entitlement Offers — These are an entitlement issued to shareholders which give them the right to buy additional shares directly from the company in proportion to existing holdings. FTSE will only adjust the index to account for a right if the subscription price of the right is at a discount to the market price of the stock. Provided FTSE has been alerted to the rights offer prior to the ex-date, a price adjustment and share increase proportionate to the terms of the offer will be implemented before the open on the ex-date. The rights become attached to the shares on the ex-date.
Where the rights issue/entitlement offer subscription price remains unconfirmed on the ex-date, FTSE will estimate the subscription price using the value being raised and the offer terms. If the rights issue is greater than ten to one, FTSE will consider this “highly dilutive” and, to facilitate replication, will include on the ex-date a separate temporary line to reflect the market value of the rights (together with a temporary line at a fixed value to reflect the subscription cash) until the end of the subscription period, at which point the temporary lines will be deleted and the new shares will be consolidated into the existing share line.
Where the shares being issued are not entitled to the next dividend, FTSE will deviate from the standard index treatment and include on the ex-date a separate temporary line to reflect the market value of the rights (together with a temporary line at a fixed value to reflect the subscription cash). If the dividend ex-date occurs prior to the end of the rights subscription period, the temporary lines will be deleted and the new shares assimilated into the ordinary line at the open on the dividend ex-date. If the dividend ex-date occurs after the expiration of the rights subscription period, the temporary rights and cash line will be deleted after the close on the last day of the rights subscription period, and replaced by a temporary dummy line equal to the ordinary line close price minus the upcoming dividend. On the open of the ex-dividend date, the dummy line is deleted and the shares are aggregated with the ordinary line.
In the event the rights issue involves a non-constituent (including non-equity) and the value of the right cannot be determined, there will be no adjustment on the ex-date. If the rights are scheduled to trade, a rights line will be added to the index at a value of zero on the ex-date and will be deleted from the index at the market price when it commences trading, with the T+5 notice. If the rights have not commenced trading within 20 business days of the ex-date, they will be removed at zero value. No cash temporary line will be included as the index will not subscribe to the rights.
Where a company announces an open offer or a rights issue with an ex-entitlement date on the same day, FTSE will apply an index adjustment either before the market-open on the ex-entitlement day or as an intra-day adjustment as soon as possible thereafter. The adjustment will be applied based on the previous day’s closing price with the new shares included in the index weighting at the open offer price.
In the case of an accelerated rights offer, where the ex-date is theoretical and typically not quoted by the exchange, shares are increased and a price adjustment is applied according to the terms of the offer before the open on the day the security resumes trading.
Market Disruption
If there is a system problem or situation in the market that is judged by FTSE to affect the quality of the constituent prices at any time when an index is being calculated, the index will be declared indicative (e.g. normally where a “fast market” exists in the equity market). The message “IND” will be displayed against the index value calculated by FTSE.
License Agreement
We have entered into a non-exclusive license agreement with FTSE Russell that allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the notes. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index.
The notes have been developed solely by the Bank. The notes are not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.
All rights in the FTSE 100 Index vest in FTSE Russell, the relevant LSE Group company which owns the FTSE 100 Index. “FTSE®,” “FTSETM,” “FT-SE®” and “Footsie®” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license. “All-World,” “All-Share” and “All-Small” are trademarks of FTSE Russell.
The FTSE 100 Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the FTSE 100 Index or (b) investment in or operation of the notes. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the notes or the suitability of the FTSE 100 Index for the purpose to which it is being put by the Bank.

The FTSE® China 50 Index
All information contained in this underlier supplement regarding the FTSE® China 50 Index (the “FTSE China 50 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell, a company owned by the London Stock Exchange Companies (as used in this description of the FTSE China 50 Index, the “Exchange”) that we refer to below as FTSE Russell. The FTSE China 50 Index is calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue the publication of, the FTSE China 50 Index. The FTSE China 50 Index is reported by Bloomberg L.P. under the ticker symbol “XIN0I”.
The FTSE China 50 Index was previously known as the “FTSE China 25 index.” On September 22, 2014, FTSE Russell expanded the index to a 50 stock index, and changed its name from FTSE China 25 Index to FTSE® China 50 Index. The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE Russell, and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE China 50 Index is calculated and published in Hong Kong dollars and United States dollars and is currently based on the 50 largest and most liquid Chinese stocks (called “H” shares, “P Chips” and “Red Chips”), listed and trading on the Hong Kong Stock Exchange. Currently, only “H” shares, “Red Chip” shares and “P Chip” shares are eligible for inclusion in the FTSE China 50 Index. “H” shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the Hong Kong Stock Exchange. “Red Chip” shares are securities of companies incorporated outside the People’s Republic of China, which are substantially owned directly or indirectly by the Chinese government, have the majority of their revenue or assets derived from mainland China and are listed on the Hong Kong Stock Exchange. “P Chip” shares are securities of companies incorporated outside the People’s Republic of China, which are controlled by individuals located in mainland China, have the majority of their revenue or assets derived from mainland China and are listed on the Hong Kong Stock Exchange.
Standards for Listing and Maintenance
All classes of equity in issue are eligible for inclusion in the FTSE China 50 Index, subject to certain restrictions, however, each constituent must also be a constituent of the FTSE® All-World Index (the “FTSE All-World Index”). The FTSE All-World Index is a market-capitalization weighted index designed to represent the performance of the large- and mid- capitalization stocks from the FTSE® Global Equity Index Series and covers approximately 90.00% to 95.00% of the world’s investable market capitalization. Companies whose business is that of holding equity and other investments (e.g., investment trusts) are not eligible for inclusion. Convertible preference shares and loan stocks are excluded until converted.
Securities must be sufficiently liquid to be traded, therefore, the following criteria, among others, are used to ensure that illiquid securities are excluded:
•	Price: There must be an accurate and reliable price for the purposes of determining the market value of a company.
•
Liquidity: Each security is tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume as part of the FTSE All-World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test.

For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days.
Daily totals with zero trades are included in the ranking; therefore, a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month.
Any period suspension will not be included in the test.
The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months:
(i)   A non-constituent which does not turnover at least 0.05% of their shares in issue (after the application of any free float weightings) based on their median daily trading volume per month in ten of the twelve months prior to a full market review, will not be eligible for inclusion in the FTSE China 50 Index.

(ii)   An existing constituent which does not turnover at least 0.04% of its shares in issue (after the application of any free float weightings) based on its median daily trading volume per month for a least eight of the twelve months prior to a full market review will be removed from the FTSE China 50 Index.
(iii)  New issues which do not have a twelve month trading record must have a minimum three month trading record when reviewed. They must turnover at least 0.05% of their free float adjusted shares based on their median daily trading volume each month, on a pro-rata basis since listing. When testing liquidity, the free float weight as at the last date in the testing period will be used for the calculation for the whole of that period. This rule will not apply to new issues added under fast entry inclusion as part of the FTSE All-World Index review.
At the sole discretion of FTSE Russell, the above percentage figures may be adjusted by up to 0.01% at the March and September review so that, in FTSE Russell’s opinion, the FTSE China 50 Index better reflects the liquid investable market of the region. This discretion may only be exercised across the whole market and may not be applied to individual securities.
At the March and September reviews of the FTSE All-World Index, newly listed companies will have their liquidity assessed on a pro-rata basis.
New issues that do not qualify as early entrants will become eligible for inclusion at the March and September reviews of the FTSE All-World Index providing they have, since the commencement of official non-conditional trading, a minimum of at least three trading months prior to the date of that review and turnover of at least 0.05% of their free float adjusted shares in issue based on their median daily trading volume each month on a pro rata basis since their listing. The inclusion of early entries will not require a minimum trading record.
Index Governance
The FTSE China 50 Index is governed by an independent advisory committee, the FTSE Russell Asia Pacific Regional Equity Advisory Committee, that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the index. The FTSE Russell Asia Pacific Regional Equity Advisory Committee is responsible for undertaking the review of the FTSE China 50 Index and for approving changes of constituents.
Computation of the Index
The FTSE China 50 Index is calculated using the free float index calculation methodology of FTSE Russell, subject to a capping factor. The capping factor serves to limit the weight of any individual company to no more than 9.00% of the index and to limit the aggregate weight of all companies that have a weight greater than 4.50% to no more than 38.00% of the index.
The FTSE China 50 Index uses actual trading prices for securities with local stock exchange quotations.
Free float restrictions are calculated using available published information. Companies with a free float of 5.00% or below are excluded from the index. In June, a constituent’s free float will be updated regardless of size. No buffers are applied. Quarterly updates to free float will be applied after the close of business on the third Friday of March, June, September and December. Free float changes resulting from corporate events will not be subject to the buffers as detailed above and will be implemented in line with the event.
The FTSE China 50 Index will be periodically reviewed for changes in free float. These reviews will coincide with the quarterly reviews of the FTSE China 50 Index. Implementation of any changes will happen at close of trading on the third Friday in March, June, September and December.
A constituent’s free float will also be reviewed and adjusted if necessary by identifying information which necessitates a change in free float weighting, following a corporate event or expiry of a lock-in clause. If a corporate event includes a corporate action that affects the index, any change in free float will be implemented at the same time as the corporate action.
Foreign ownership limits, if any, will be applied after calculating the actual free float restriction. FTSE Russell’s methodology takes account of the restrictions placed on the equity holdings of foreigners in a company where these have been imposed by governments or regulatory authorities, for example on strategically sensitive industrial sectors such as defense and telecommunications, or where they have been explicitly set out in a company’s constitution. Where the presence of foreign ownership restrictions creates a limit on foreign ownership that is more restrictive than the calculated free float for a company, the precise foreign ownership limit is used in place of the free float for the purposes of calculating the company’s investability weight. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the above.
Where a company’s shares are issued partly, or nil, paid and the call dates are already determined and known, the market price will, for the purposes of calculating its market capitalization, be adjusted so as to include all such calls (i.e., the fully paid price).
Periodic Review of Index Constituents
The quarterly review of the FTSE China 50 Index constituents takes place in March, June, September and December. The constituents will be reviewed using data from the close of business on the Monday following the third Friday in February, May, August and November. Where there is a market holiday in either China or Hong Kong on the Monday following the third Friday, the close of business on the last trading day prior to the Monday after the third Friday, where both markets are open, will be used. Any constituent changes will be implemented after the close of business on the third Friday of March, June, September and December.
At the quarterly review, the constituents of the FTSE China 50 Index are capped using prices adjusted for corporate actions as at the close of business on the second Friday in March, June, September and December. The capping is implemented after close of business on the third Friday in March, June, September and December based on the constituents, shares in issue and free float on the next trading day following the third Friday of the review month.
Quarterly changes are published after the close of business on the Wednesday before the first Friday of March, June, September and December to give index users sufficient notification of the changes before their implementation.
At review, all constituents of the FTSE China 50 Index must be existing or pending constituents to the FTSE All-World Index, i.e., the review will take into consideration any constituent changes to the FTSE All-World Index as announced by FTSE and will therefore be conducted before the implementation date of these changes.
A company will be inserted into the FTSE China 50 Index at the periodic review if it rises to 40th position or above when the eligible companies are ranked by full market capitalization (before the application of any investability weightings). A company will be deleted from the index at the periodic review if it falls to 61st position or below when the eligible companies are ranked by full market value (before the application of any investability weightings).
A constant number of constituents will be maintained for the index. Where a greater number of companies qualify to be inserted in the index than those qualifying to be deleted, the lowest ranking constituents presently included in the index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.
License Agreement
We have entered into a non-exclusive license agreement with FTSE Russell that allows us and our affiliates, in exchange for a fee, to use the FTSE China 50 Index in connection with the issuance of certain securities, including the notes. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is the licensing of the use of the FTSE China 50 Index and trademarks relating to the FTSE China 50 Index.
The notes have been developed solely by the Bank. The notes are not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.
All rights in the FTSE China 50 Index vest in FTSE Russell, the relevant LSE Group company which owns the FTSE China 50 Index. “FTSETM” and “FTSE®” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license. “All-World,” “All-Share” and “All-Small” are trademarks of FTSE Russell.
The FTSE China 50 Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the FTSE China 50 Index or (b) investment in or operation of the notes. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the notes or the suitability of the FTSE China 50 Index for the purpose to which it is being put by the Bank.

The MSCI Indices
All information contained in this underlier supplement regarding the MSCI EAFE® Index and the MSCI Emerging Markets Index (each, an “MSCI Index” and together, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.
Additional information about the MSCI Global Investable Market Indices — including information about their component stocks, sector and country weightings — is available on the following website: msci.com. We are not incorporating by reference the website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The MSCI EAFE® Index
The MSCI EAFE® Index (the “MSCI EAFE Index”) is a free float adjusted market capitalization index and is part of the MSCI Global Investable Market Indices, the methodology of which is described below.
The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in developed market countries in Europe and the Asia/Pacific region of the world, as determined by MSCI. The list of countries represented by the MSCI EAFE Index at any time may be found on the MSCI website and, as of the date of this underlier supplement, includes Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The component stocks of the MSCI EAFE Index are derived from the component stocks in the MSCI standard single country indices for such developed market countries. The MSCI EAFE Index is calculated in U.S. dollars on a price return basis. The MSCI EAFE Index has a base date of December 31, 1969.
The MSCI EAFE Index is reported by Bloomberg L.P. under the ticker symbol “MXEA”.
The MSCI Emerging Markets IndexSM
The MSCI Emerging Markets IndexSM (the “MSCI Emerging Markets Index”) is a free float adjusted market capitalization index and is part of the MSCI Global Investable Market Indices, the methodology of which is described below.
The MSCI Emerging Markets Index is intended to provide performance benchmarks for the emerging equity markets in emerging market countries as determined by MSCI, which may be found on the MSCI website. The component stocks of the MSCI Emerging Markets Index are derived from the component stocks in the MSCI standard single country indices for such emerging market countries.
The MSCI Emerging Markets Index is calculated in U.S. dollars on a price return basis. The MSCI Emerging Markets Index was launched on December 31, 1987 at an initial value of 100.
The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF”.
Construction of the MSCI Global Investable Market Indices
MSCI undertakes an index construction process at an individual market level, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard. The construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. The MSCI EAFE Index is a developed market index and the MSCI Emerging Markets Index is an emerging market index. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe
Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.
Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.
Determining the Market Investable Equity Universes
A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.
(i)
Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.

In order for a country to meet the foreign listing materiality requirement, MSCI determines all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.

(ii)	Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:
Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:
•
First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•
Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.

The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.
As of May 2021, the equity universe minimum size requirement was set at U.S. $352 million. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.
Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.
Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market.
Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe.
(1)	Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).
(2)
Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3)	Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).
Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above U.S. $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.
Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.
MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. In general, a security must have a foreign inclusion factor equal to or larger than 0.15 to be eligible for inclusion.
Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index (such as the MSCI EAFE Index or the MSCI Emerging Markets Index) outside of a quarterly or semi-annual index review.
Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.
Defining Market Capitalization Size Segments for Each Market
Once a market investable equity universe is defined, it is segmented into the following size-based indices:
•	Investable Market Index (Large Cap + Mid Cap + Small Cap)
•	Standard Index (Large Cap + Mid Cap)
•	Large Cap Index
•	Mid Cap Index
•	Small Cap Index
Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size−segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.
Index Continuity Rules for Standard Indices
In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:
•
If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the standard index in order to reach the minimum number of required constituents.

•
At subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Creating Style Indices within Each Size Segment
All securities in the investable equity universe are classified into value or growth segments. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.
Classifying Securities under the Global Industry Classification Standard
All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.

Calculation Methodology for the MSCI Indices
The performance of the MSCI Indices described herein reflects a free float weighted average of the U.S. dollar values of the component securities.
Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries forward the previous day’s price (or latest available closing price). In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.
Maintenance of the MSCI Global Investable Market Indices
The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices and index stability and low index turnover.
In particular, index maintenance involves semi-annual index reviews (“SAIRs”) in May and November of the Size-Segment and Global Value and Growth Indices and quarterly index reviews (“QIRs”) in February and August of the Size-Segment Indices. SAIRs include (i) updating indices on the basis of a fully refreshed equity universe, (ii) taking buffer rules into consideration for migration of securities across size and style segments and (iii) updating foreign inclusion factors (“FIFs”) and Number of Shares (“NOS”). QIRs involve (i) the inclusion of significant new eligible securities (such as IPOs not eligible for earlier inclusion), (ii) allowing for significant moves of companies within the Size-Segment Indices, using wider buffers than in the SAIR and (iii) reflecting the impact of significant market events on FIFs and updating NOS.
In addition, ongoing-event related changes are made as a result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. Significantly large IPOs are included after the close of the company’s tenth day of trading
These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.
License Agreement
We have entered into a non-exclusive licensing agreement with MSCI, which allows us and our affiliates, in exchange for a fee, to use the MSCI Indices in connection with the issuance of certain securities, including the notes. We are not affiliated with MSCI; the only relationship between MSCI and us is the licensing of the use of the MSCI Indices and trademarks related to the MSCI Indices. All rights to the MSCI Indices are owned by MSCI, the publisher of the MSCI Indices.
THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND ARE LICENSED FOR USE FOR CERTAIN PURPOSES BY THE BANK. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES.

NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE BANK, THE BANK’S CUSTOMERS OR COUNTERPARTIES, ISSUER OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Nasdaq-100® Index
All information contained in this underlier supplement regarding the Nasdaq-100® Index (the “Nasdaq 100 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nasdaq, Inc. The Nasdaq 100 Index is calculated, maintained and published by Nasdaq, Inc. Nasdaq, Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nasdaq 100 Index. The Nasdaq 100 Index is reported by Bloomberg L.P. under the ticker symbol “NDX”.
The Nasdaq 100 Index includes 100 of the largest domestic and international non-financial stocks listed on The Nasdaq Stock Market based on market capitalization. The Nasdaq 100 Index is a “price return” index and is calculated using a modified market capitalization-weighted methodology. The Nasdaq 100 Index is calculated, maintained and published by Nasdaq, Inc. (the “sponsor” or “Nasdaq”). The base date for the Nasdaq 100 Index is January 31, 1985, with a base value of 125.00, as adjusted.
Additional information about the Nasdaq 100 Index, including information about its component stocks, sector and country weightings, is available on the following website: indexes.nasdaqomx.com/Index/Overview/NDX. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
Eligibility Criteria for the Nasdaq 100 Index
Security types eligible for inclusion in the Nasdaq 100 Index generally include American depositary receipts, common stocks, ordinary shares and trading stocks. Companies organized as real estate investment trusts are not eligible for inclusion. If the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the underlying security and the total shares outstanding (“TSO”) is the actual depositary shares outstanding as reported by the depositary banks. If an issuer has listed multiple security classes, all classes are eligible, subject to meeting all other eligibility criteria.
A security must meet the following criteria for inclusion in the Nasdaq 100 Index:
•	The issuer of the security’s primary U.S. listing must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market
•
If the issuer of the security is organized under the laws of a non-U.S. jurisdiction, then such security must have listed options on a registered options market in the United States or be eligible for listed options trading on a registered options market in the United States

•	The security must be issued by a non-financial company;
•	The security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the relevant reconstitution reference date)
•	The security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange (Nasdaq, New York Stock Exchange, NYSE American or CBOE BZX)
•	The security may not be issued by an issuer currently in bankruptcy proceedings;
•
The issuer of the security may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is deemed imminent by the Nasdaq Index Management Committee

Construction of the Nasdaq 100 Index
Index Calendar
The sponsor selects constituents once annually in December. The security eligibility criteria are applied using market data as of the end of October and TSO as of the end of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December. The Nasdaq 100 Index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the TSO and last sale price of all index securities as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced in early March, June, September and December and become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on the weighting restrictions described in the index rebalance procedure if it is determined to be necessary to maintain the integrity of the index.
A reconstitution of the Nasdaq 100 Index is conducted on an annual basis, at which time all eligible issuers, ranked by market capitalization, are considered for index inclusion based on the following order of criteria:
•	The top 75 ranked issuers will be selected for inclusion
•	Any other issuers that were already members of the index as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion
•
In the event that fewer than 100 issuers pass the two criteria referenced above, the remaining positions will first be filled, in rank order, by issuers currently in the index ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement or spin-off issuers added since the previous reconstitution

•
In the event that fewer than 100 issuers pass the three criteria referenced above, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the index as of the reference date

Quarterly Weight Adjustments for the Nasdaq 100 Index
The Nasdaq 100 Index’s quarterly weight adjustment employs a two-stage scheme according to issuer-level constraints. The initial weight of index securities are determined using up to two calculations of market capitalization: TSO-derived market capitalization (a security’s last sale price times total shares outstanding) and index share-derived market capitalization (a security’s last sale price times its updated index shares as of the prior month end).
When an index rebalance coincides with the annual index reconstitution, only TSO-derived initial weights are used. When the rebalance does not coincide with such reconstitution, index share-derived weights are used when doing so results in no weight adjustment; otherwise, TSO-derived weights are used in both stages of the weight adjustment procedure. Issuer weights are the aggregated weights of the issuers’ respective index securities.
Stage 1: if no initial issuer weight exceeds 24%, initial weights are sued as Stage 1 weights; otherwise, initial weights are adjusted such that no issuer weight may exceed 20% of the index
Stage 2: if the aggregate weight of the subset of issuers whose State 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted such that the aggregate weight of the subset of issuers whose State 1 weights exceed 4.5% is set to 40%
Annual Weight Adjustment for the Nasdaq 100 Index
The Nasdaq 100 Index’s annual weight adjustment employs a two stage-weight adjustment scheme according to security-level constraints. Initial weights are determined using the quarterly weight adjustment procedure.
Stage 1: if no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted such that no security weight exceeds 14% of the index
Stage 2: if the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise Stage 1 weights are adjusted to meet the following constraints, producing the final weights: (i) the aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5% and (ii) no security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the security ranked fifth by market capitalization.
Calculation of the Nasdaq 100 Index
The value of the Nasdaq 100 Index at any time equals the aggregate market value of the then-current index share weights of each component security (as may be adjusted for corporate actions) divided by a scaling factor (a “Divisor”). The Divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq 100 Index divided by the previous day’s value.

Index Maintenance
Deletion Policy
If, at any time other than an index reconstitution, Nasdaq determines that a component security is ineligible for inclusion in the Nasdaq 100 Index, the security is removed as soon as practicable. This may include:
•	Listing on an ineligible exchange
•	Merger, acquisition or other major corporate event that would adversely impact the integrity of the Nasdaq 100 Index
•	If the company is organized as a real estate investment trust
•	If a component security is classified as a financial company
•
If the issuer of a component security has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq 100 Index at the end of its second day of regular way trading as an index member

In the case of mergers and acquisitions, the effective date for the removal of an issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.
If at the time of the removal of an issuer or security there is not sufficient time to provide advance notification of the replacement issuer or security so that both the removal and replacement can be effective on the same day, the issuer or security being removed from the Nasdaq 100 Index will be retained and persisted in the index calculations at its last sale price until the effective date of the replacement issuer or security’s entry to the index.
Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the Nasdaq 100 Index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, industry, or adjusted market capitalization. Securities that are added as a result of a spin-off may be maintained in the Nasdaq 100 Index until a later date and then removed, for example if a spin-off security has liquidity characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.
Replacement Policy
Securities may be added to the Nasdaq 100 Index outside of the index reconstitution when there is a deletion. The security (or all index securities under the same issuer, if appropriate) is replaced as soon as practicable if the issuer in its entirety is being deleted from the Nasdaq 100 Index. The issuer with the largest market capitalization and that meets all eligibility criteria as of the prior month end that is not in the Nasdaq 100 Index will replace the deleted issuer. Issuers that are added as a result of a spin-off are not replaced until after they have been included in a reconstitution.
For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove the index security from the Nasdaq 100 Index in conjunction with the index reconstitution and/or index rebalance effective date.
Adjustments for Corporate Actions
Component securities of the Nasdaq 100 Index may be adjusted by Nasdaq for certain corporate actions. Securities are adjusted for corporate actions prior to market open on the effective date, ex-date, ex-dividend date or ex-distribution date of a given corporate action or event. In the absence of such a date, there will be no adjustment for such corporate action. Corporate actions for which component securities of the Nasdaq 100 Index may be adjusted include:
Special Cash Dividends: A dividend is considered special if the information provided by the vendor or exchange indicates that the dividend is special (as in, a payment to shareholders that the issuer does not consider to be part of its regular dividend paying cycle).
Return of Capital: A return of capital is a cash distribution from the company’s capital surplus rather than its net income or retained earnings. Nasdaq will determine the treatment (regular vs. special) of each return of capital event based on whether the payment fits within the company’s regular pattern of dividend payments or if the payment appears to be extraordinary in nature.
Liquidation Distributions: A liquidation distribution, sometimes referred to as a “liquidating dividend” is a cash distribution made by an issuer in conjunction with the dissolution of its business. Bankruptcy liquidations rarely result in liquidation payments to equity shareholders. Voluntary liquidations, on the other hand, will generally produce one or more liquidation payment events. For the purposes of index calculation, Nasdaq treats liquidation distributions in the same manner as special dividends.
Stock Split / Stock Dividend / Bonus Issue: A stock split, stock dividend and bonus issue are similar transactions which generally result in no change to the market capitalization of the security. They essentially imply the same event and the only difference is in the way the terms are quoted. A stock split or bonus issue is quoted in terms of shares received to shares held and stock dividends are quoted in percentages. This event increases the index shares of the index security based on an adjustment factor, while simultaneously reducing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.
Cash and Stock Dividend: An issuer of a security may pay a cash and stock dividend on the same security on the same date. In this case, the cash dividend is processed in the Nasdaq 100 Index before the stock dividend unless otherwise indicated.
Optional Dividend: An issuer of a security may permit the shareholder to choose between receiving a dividend in cash or stock. In this case, the adjustment is made to the index security in the manner the dividend is announced.
Reverse Stock Split / Consolidation: A reverse split generally results in no change to the market capitalization of the security. Reverse splits are quoted in terms of shares received to shares held. This event decreases the number of index shares of the index security based on an adjustment factor while simultaneously increasing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.
Rights Offering / Issue: An issuer may offer to existing shareholders the right to participate in a new issuance of shares in proportion to each shareholder’s existing holdings of the security at a set price (the subscription price) during a subscription period. Shareholders are allotted rights in accordance with the ratio set by the company. The rights may trade for a certain period of time during the subscription period, allowing shareholders the opportunity to sell their rights in the market. Failure to subscribe to the rights prior to the end of the subscription period will result in their expiration and the shareholders forfeiture of the opportunity to purchase new shares under the rights issuance.
Renounceable Rights Offering: The rights issued to an existing shareholder are transferable in the open market and are able to be sold separately from the shares to other investors during the life of the right. Renounceable rights are referred to as “transferable” or “tradable”.
Non-Renounceable Rights Offering: The rights issued to an existing shareholder cannot be traded. Shareholders must either subscribe to the rights or they lapse upon expiration of the subscription period.
Whether the rights offering is renounceable or non-renounceable, if the distribution is of the same index security, the price and index shares are adjusted if the rights have a subscription price on an equivalent per share basis that is less than its last sale price (in-the money) of the index security. The price is adjusted downward for the value of the right.
The index shares are increased to reflect the full exercise of the rights offering. The number of additional index shares is determined by multiplying the number of rights issued per index security by the current number of index shares, then dividing that product by the number of rights required to purchase one new index security. This results in a divisor adjustment.
If the rights have a subscription price on an equivalent per share basis that is greater than the last sale price (out of the money) of the index security on the day before the ex-distribution date, no adjustment will be made to the price or index shares of the index security, even if the offering is underwritten or otherwise guaranteed in some way. If the distribution is not available to all shareholders, then no adjustment is made to either the price or index shares of the index security.
Stock Distribution of Another Security: An issuer may distribute shares of a different class or class of shares of another existing company to shareholders of the index security. The price of the index security will be adjusted downward to reflect the value of the distribution. The value of the distribution is calculated as the last sale price of the distributed security multiplied by the distribution ratio and no adjustment will be made to the index shares. This will result in a divisor adjustment.
Spin-Offs: A spin-off or de-merger occurs when an issuer (the parent) “spins off” a business it owns into a separate new issuer (the spinco). The spinco takes assets, intellectual property, technology, and/or existing products from the parent and forms its own company. Shares of the spinco are distributed to the shareholders of the parent at a ratio established by the parent. It is expressed as the ratio of new shares in the spinco to the existing shares in the parent.
If the parent is an index security and there is a when-issued market for the spinco, the price of the parent is adjusted downward for the value of the spinco. The value of the spinco is calculated as the spin-off ratio multiplied by the when-issued last sale price of the spinco. There is no adjustment to the index shares of the parent. This will result in a divisor adjustment. The spinco is not added to the Nasdaq 100 Index.
If there is no when-issued market for the spinco and it will be publicly listed then it is added to the Nasdaq 100 Index at a value of 0.00000001 and no adjustment will be made to the price of the parent. The index shares of the spinco will be calculated as the spin-off ratio multiplied by the number of index shares of the parent. The addition of the spinco will not result in a divisor adjustment. The spinco will be removed from the Nasdaq-100 Index to which it was added after the close on the day subsequent to the 1st trading day (“the 2nd listing day”). This will result in a divisor adjustment. When an index evaluation occurs and the spinco has not yet traded, it will continue to be included in the Nasdaq 100 Index until such time as it trades and the spinco will be removed as identified above.
If there is no when-issued market for the spinco and it will not be publicly listed, then no price or index share adjustment is made to the index security.
Tracking Stocks: A separate line of stock which is issued for the purpose of “tracking” the financial performance of a particular business line, division or subsidiary of a company is often referred to as a “tracking stock.” The pro-rata distribution of a newly issued tracking stock to existing shareholders of the “parent” company is handled in accordance with the guidelines for spin-offs. A similar distribution of a pre-existing tracking stock is handled as a stock distribution of another security.
Mergers & Acquisitions: If the issuer of the index security is the company being acquired, the index security is removed the day following the shareholder vote or the expected expiration of the tender offer, provided the acquisition is not contested. In the event the acquisition is contested, the deletion occurs once results have been received that indicate the acquisition will likely be successful. If the approval is by written consent, then the removal occurs as soon as reasonably practical thereafter. When the acquiring company is a component security of the Nasdaq 100 Index, it may incur an increase in its index shares if the acquisition involves an exchange of stock as payment.
Additions and Deletions
The addition or deletion of a security will generally result in a divisor change. Index securities are added or removed from the Nasdaq 100 Index at their last sale price on the day prior to the effective date of the change.
Halted Securities
If an index security, at the time of its removal from the Nasdaq 100 Index, is halted from trading on its index exchange and its current last sale price cannot readily be determined, the index security may, at Nasdaq’s discretion, be removed at a price of 0.00000001 (“zero price”). This price is applied to the index security after the close of all the trading markets in the Nasdaq 100 Index but prior to the time the official closing value of the index is disseminated.
Index Share and TSO Changes
A security’s index shares may change as a result of events other than those corporate actions/events described above. If a change in TSO arising from other corporate events is greater than or equal to 10%, an adjustment to index shares is made as soon as practicable after being sufficiently verified. If the change in TSO is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are adjusted by the same percentage amount by which the TSO has changed.

Adjustments for Bankruptcy
In the event that an existing index constituent files for bankruptcy or equivalent protection from creditors, affected securities will be removed from the Nasdaq 100 Index, on a best-efforts basis, as soon as practicable after Nasdaq becomes aware of the filing.
If the index constituent is still available for trading on its primary exchange, it is removed from the Nasdaq-100 Index at the security’s last trading price. If the security is no longer trading per its primary exchange, the constituent may be removed at an OTC price, if judged reliable. When no sufficiently reliable price exists, the security is removed at a price of zero.
Sanctions
Generally, Nasdaq will approach the treatment of sanctions through the lens of United States, United Kingdom, and/or European Union based investors. Most sanctions can be thought of as being either comprehensive or selective:
Comprehensive sanctions programs are geographically oriented, and often apply broad-based financial restrictions on entire countries. Examples include Cuba, North Korea, Iran, and Syria. Companies in countries targeted by comprehensive sanctions are not eligible for inclusion in the Nasdaq 100 Index.
Other sanctions programs are more selective and target specific companies and individuals regardless of their locations. Nasdaq consults multiple sources in order to identify and interpret relevant sanctions on a best-efforts basis.
Because different sanctions programs include a variety of evolving restrictions and requirements, sanctions generally require a case-by-case review. Any resulting index adjustments, if necessary, will be made at the sole discretion of the Nasdaq Index Management Committee.
Other Adjustments to the Nasdaq 100 Index
Nasdaq may make adjustments in circumstances other than those detailed in the index methodology, but not limited to adjustments necessary to ensure index and/or market integrity. Nasdaq may exercise discretion or expert judgement (other than that which is purely mechanical and, where relevant, implemented in accordance with the index methodology) when the situation calls for the interpretation of data in calculating and maintaining the Nasdaq 100 Index, including application of corporate actions. The use of expert judgement is overseen by the index governance process and mandates that the discretion or expert judgement would be exercised (i) in good faith and in a commercially reasonable manner and (ii) in such a manner as to ensure, as far as commercially reasonable, consistency in the approach it adopts with regard to the exercise of such discretion or expert judgement.
Index Governance
The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly, and reviews items including, but not limited to, pending corporate actions that may affect index constituents, statistics comparing the composition of the indexes to the market, companies that are being considered as candidates for addition to an index, and any significant market events.
The methodology for the Nasdaq 100 Index was created by Nasdaq to achieve the index’s objective. Any deviations from the index methodology are made in the sole judgment and discretion of Nasdaq so that the Nasdaq 100 Index continues to achieve its objective.
License Agreement
Nasdaq, Inc. and the Bank have entered into a non-exclusive license agreement providing for the license to the Bank, in exchange for a fee, of the right to use the Nasdaq 100 Index, which is owned and published by Nasdaq, Inc., in connection with the notes.
The notes are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc., together with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Nasdaq 100 Index to track general stock market performance. The Corporations’ only relationship to the Bank is in the licensing of the Nasdaq®, Nasdaq 100 Index, and certain trade names of the Corporations and the use of the Nasdaq 100 Index which is determined, composed and calculated by Nasdaq, Inc. without regard to the Bank or the notes. Nasdaq, Inc. has no obligation to take the needs of the Bank or the owners of the notes into consideration in determining, composing or calculating the Nasdaq 100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ 100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ 100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ 100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Nikkei 225 Index
All information contained in this underlier supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nikkei Inc. The Nikkei 225 Index is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nikkei 225 Index. The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY”.
Additional information about the Nikkei 225 Index, including information about its component stock and sector weightings, is available on the following website: indexes.nikkei.co.jp/en/nkave/index/profile?idx=nk225. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei 225 Index.
All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.
Rules of the Periodic Review
Nikkei Underlying Stocks are reviewed annually (the “periodic review”) in accordance with the following rules, and results of the review are applied on the first trading day in October. Results of the review become effective on the first trading day of October, and there is no limit to the number of Nikkei Underlying Stocks that can be affected. Stocks selected by the procedures outlined below are presented as candidates to a committee composed of academics and market professionals for comment; based on comments from the committee, Nikkei Inc. determines and announces any changes to the Nikkei Underlying Stocks.
High Liquidity Group
The top 450 most liquid stocks are chosen from the TSE First Section. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by volume in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.
Sector Balance
The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others, and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:
•	Technology – Pharmaceuticals, Electrical Machinery, Automobiles & Auto Parts, Precision Instruments and Telecommunications;
•	Financials – Banks, Other Financial Services, Securities and Insurance;
•	Consumer Goods — Fishery, Food, Retail and Services;
•	Materials — Mining, Textiles & Apparel, Paper & Pulp, Chemicals, Petroleum, Rubber, Ceramics, Steel, Nonferrous Metals and Trading Companies;
•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing and Real Estate; and
•	Transportation/Utilities — Railway & Transport, Marine Transport, Air Transport, Warehousing, Electric Power and Gas.

The appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.
For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-component stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.
Extraordinary Replacement Rules
Nikkei Underlying Stocks removed from the TSE First Section are deleted from the Nikkei 225 Index. Reasons for removal from the TSE First Section include: designation to “securities to be delisted” (i.e., “Seiri Meigara”) or delisting due to bankruptcy (including filing under the Corporate Reorganization Act, Civil Rehabilitation Act or liquidation), delisting due to corporate restructuring such as merger, share exchange or share transfer, designation to “securities to be delisted” or actual delisting due to excess debt or transfer to the TSE Second Section. In addition, constituents designated to “securities under supervision” (i.e., “Kanri Meigara”) become deletion candidates. However, the decision to delete such candidates will be made by examining the sustainability and the probability of delisting for each individual case.
When a Nikkei Underlying Stock is deleted from the Nikkei 225 Index as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.
Procedures to Implement Constituent Changes
As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks at 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.
The first instance when the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks is when a Nikkei Underlying Stock is delisted by reason of share exchange or transfer and the succeeding company becomes listed a short period of time later. The second instance is when a Nikkei Underlying Stock is deleted due to a sudden announcement of bankruptcy or is designated as a “security to be delisted.” The addition will be made after a short period (approximately 2 days). The exact schedule is announced on a case by case basis.
Calculation of the Nikkei 225 Index
The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 (the date on which the TSE was reopened after World War II) using historical numbers from that date. The Divisor is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated every 5 seconds.
In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index.
Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.
License Agreement
For each issuance of notes to be linked to the Nikkei 225 Index, we will enter into a non-exclusive license agreement with Nikkei Inc., whereby we, in exchange for a fee, will be permitted to use the Nikkei 225 Index in connection with such securities. We are not affiliated with Nikkei Inc.; the only relationship between Nikkei Inc. and us is any licensing of the use of Nikkei Inc.’s indices and trademarks relating to them.
The copyright relating to the Nikkei 225 Index and intellectual property rights as to the indications for “Nikkei,” “Nikkei Stock Average” and “Nikkei 225” and any other rights shall belong to Nikkei Inc. Nikkei Inc. will be entitled to change the details of the Nikkei 225 Index and to suspend the announcement thereof. All the businesses and implementation relating to our license agreement with Nikkei Inc. will be conducted exclusively at our risk, and Nikkei Inc. assumes no obligation or responsibility therefor.
The notes are not sponsored, endorsed, sold, or promoted by Nikkei Inc., and Nikkei Inc. makes no representation whatsoever, whether express or implied, either as to the results to be obtained from the use of the Nikkei 225 Index and/or the levels at which the Nikkei 225 Index stands at any particular time on any particular date or otherwise. Nikkei Inc. will not be liable (whether in negligence or otherwise) to any person for any error in the Nikkei 225 Index, and Nikkei Inc. is under no obligation to advise any person of any error therein. Nikkei Inc. is making no representation whatsoever, whether express or implied, as to the advisability of purchasing or assuming any risk in connection with the notes.

The Russell 2000® Index
All information contained in this underlier supplement regarding the Russell 2000® Index (the “Russell 2000 Index”), including, without limitation, its make-up, method of calculation, and changes in its components, has been derived from publicly available information, without independent verification. The Russell 2000 Index was developed by Russell Investment Group (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. This information reflects the policies of, and is subject to change by, FTSE Russell (or, as used in this description of the Russell 2000 Index, the “sponsor”). The sponsor, which licenses the copyright and all other rights to the Russell 2000 Index, has no obligation to continue to publish, and may discontinue the publication of, the Russell 2000 Index. The Russell 2000 Index is reported by Bloomberg L.P. under the ticker symbol “RTY”.
Additional information regarding the Russell 2000 Index, including information about its component stock and sector weightings, may be obtained the following website: ftserussell.com/products/indices/russell-us. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
General
The Russell 2000 Index is sponsored by FTSE Russell and measures the composite price performance of stocks of approximately 2,000 companies in the U.S. equity market. It is generally considered to be a “small-cap” index.
The Russell 2000 Index includes approximately 2,000 of the smallest securities that form the Russell 3000® Index (the “Russell 3000 Index”). The Russell 3000 Index is comprised of the 3,000 largest U.S. companies, or 98% based on market capitalization, of the investable U.S. equity market. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.
Selection of Component Stocks of the Russell 2000 Index
The Russell 2000 Index is a sub-index of the Russell 3000 Index. To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on the rank day in May of a given year (the timetable is announced each spring) and Russell must have access to documentation verifying the company’s eligibility for inclusion. Eligible initial public offerings (“IPOs”) are added to Russell U.S. Indices quarterly, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, IPOs must meet additional eligibility criteria.
A company is included in the U.S. equity markets and is eligible for inclusion in the Russell 3000 Index, and consequently, the Russell 2000 Index, if that company incorporates in the U.S., has its headquarters in the U.S. and also trades with the highest liquidity in the U.S.  If a company does not satisfy all of the above criteria, it can still be included in the U.S. equity market if any one of the following home country indicators is in the United States: (i) country of incorporation, (ii) country of headquarters and (iii) country in which the company trades with the highest liquidity (as defined by a two-year average daily dollar trading volume from all exchanges within the country), and the primary location of that company’s assets or its revenue, based on an average of two years of assets or revenues data, is also in the United States. In addition, if there is insufficient information to assign a company to the U.S. equity markets based on its assets or revenue, the company may nonetheless be assigned to the U.S. equity markets if the headquarters of the company is located in the United States or if the headquarters of the company is located in certain “benefit-driven incorporation countries”, or “BDIs”, and that company’s most liquid stock exchange is in the United States. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curaçao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. A U.S.-listed company is not eligible for inclusion within the U.S. equity market if it has been classified by the sponsor as a China N share on the rank date of the index reconstitution. A company will be considered a China N share if the following criteria are satisfied: (i) the company is incorporated outside of the People’s Republic of China, (ii) the company is listed on the NYSE, the Nasdaq or the NYSE American (formerly the NYSE MKT), (iii) over 55% of the revenue or assets of the company are derived from the People’s Republic of China, and (iv) the company is controlled by a mainland Chinese entity, company or individual (if the shareholder background cannot be determined with publicly available information, the sponsor will consider whether the establishment and origin of the company are in mainland China and whether the company is headquartered in mainland China). An existing China N Share which fails one or more of the following criteria will cease to be classified as a China N share: (i) the company is no longer incorporated outside the People’s Republic of China, (ii) the company is no longer listed on the NYSE, the Nasdaq exchange, or the NYSE American, (iii) the percentages of revenue and assets derived from the People’s Republic of China have both fallen below 45 percent, or (iv) the company is acquired/a controlling stake is held by a non-Mainland Chinese state entity, company or individual. Only asset and revenue data from the most recent annual report is considered when evaluating whether a company should be classified a China N share (i.e., there will be no two year averaging). ADRs and ADSs are not eligible for inclusion in the Russell 2000 Index.
In addition, all securities eligible for inclusion in the Russell 3000 Index, and consequently, the Russell 2000 Index, must trade on an eligible exchange (CBOE (formerly BATS), NYSE, NYSE American (formerly NYSE MKT), NYSE Arca and Nasdaq).
Exclusions from the Russell 2000 Index
The sponsor specifically excludes the following companies and securities from the Russell 2000 Index: (i) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts; (ii) royalty trusts, U.S. limited liability companies, closed-end investment companies, companies that are required to report Acquired Fund Fees and  Expenses (as defined by the SEC), including business development companies, blank check companies, special-purpose acquisition companies and limited partnerships; (iii) companies with a total market capitalization less than $30 million; (iv) companies with only a small portion of their shares available in the marketplace (companies with less than an absolute 5% of shares available); (v) bulletin board, pink sheets or over-the-counter traded securities, including securities for which prices are displayed on the FINRA ADF; (vi) real estate investment trusts and publicly traded partnerships that generate, or have historically generated, unrelated business taxable income and have not taken steps to block their unrelated business taxable income to equity holders; and (vii) companies with 5% or less of the company’s voting rights in the hands of unrestricted shareholders (existing constituents that do not currently have more than 5% of the company’s voting rights in the hands of unrestricted shareholders have until the September 2022 review to meet this requirement).
Initial List of Eligible Securities
The primary criterion the sponsor uses to determine the initial list of securities eligible for the Russell 3000 Index and, consequently, the Russell 2000 Index, is total market capitalization, which is calculated by multiplying the total outstanding shares for a company by the market price as of the rank day for those securities being considered at annual reconstitution.  IPOs may be added between constitutions as noted below.  All common stock share classes are combined in determining a company’s total shares outstanding. If multiple share classes have been combined, the number of total shares outstanding will be multiplied by the primary exchange close price and used to determine the company’s total market capitalization. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange or an eligible secondary exchange on the last trading day of May of each year to be eligible for inclusion in the Russell 2000 Index. In order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the rank day in May, it will be considered eligible if the average of the daily closing prices from their primary exchange during the 30 days prior to the rank day is equal to or greater than $1.00. If an existing member does not trade on the rank day, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible.
Multiple Share Classes
If an eligible company trades under multiple share classes or if a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, each share class will be reviewed independently for inclusion. Share classes in addition to the primary vehicle (the pricing vehicle) that have a total market capitalization larger than $30 million, an average daily dollar trading value that exceeds that of the global median, and a float greater than 5% of shares available in the market place are eligible for inclusion.
The pricing vehicle will generally be designated as the share class with the highest two-year trading volume as of the rank day. In the absence of two years’ worth of data, all available data will be used for this calculation.  If the difference between trading volumes for each share class is less than 20%, the share class with the most available shares outstanding will be used as the pricing vehicle.  At least 100 day trading volume is necessary to consider the class as a pricing vehicle for existing members.  New members will be analyzed on all available data, even if that data is for less than 100 days.
Annual Reconstitution
The Russell 2000 Index is reconstituted annually by the sponsor to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization on the last trading day in May, with the actual reconstitution occurring on the final Friday of June each year, unless the final Friday in June is the 29th or 30th, in which case reconstitution will occur on the preceding Friday. A full calendar for reconstitution is made available each spring.
A company’s total shares are multiplied by the primary exchange close price of the pricing vehicle and used to determine the company’s total market capitalization for the purpose of ranking of companies and determination of index membership. If no volume exists on the primary exchange on the rank day, the last trade price from an eligible secondary exchange will be used where volume exists (using the lowest trade price above $1.00 if multiple secondary markets exist). The company’s rank will be determined based on the cumulative market capitalization. As of the June 2016 reconstitution, any share class not qualifying for eligibility independently will not be aggregated with the pricing vehicle within the available shares calculation.
For mergers and spin-offs that are effective between the rank day and the business day immediately before the index lock down takes effect ahead of the annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action.  For corporate events that occur during the reconstitution lock down period (which takes effect from the open on the first day of the lock down period onwards), market capitalizations and memberships will not be reevaluated. Non index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.
Index Calculation and Capitalization Adjustments
As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the index stocks relative to the capitalization on a base date. This discussion describes the “price return” calculation of the Russell 2000 Index. The current Russell 2000 Index value is the compounded result of the cumulative daily (or monthly) return percentages, where the starting value of the Russell 2000 Index is equal to the base value (100) and base date (December 31, 1978). Returns between any two dates can then be derived by dividing the ending period index value (IV1) by the beginning period (IV0) index value, so that the return equals [(IV1 / IV0) –1]*100.
Component stocks of the Russell 2000 Index are weighted in the Russell 2000 Index by their free-float market capitalization, which is calculated by multiplying the primary closing price by the number of free-float shares. Free-float shares are shares that are available to the public for purchase as determined by the sponsor. Adjustments to shares are reviewed quarterly (including at reconstitution) and for major corporate actions such as mergers. Total shares and adjustments for available shares are based on information recorded in SEC corporate filings.
The following are excluded from free float: shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments); shares held by sovereign wealth funds where each holding is 10% or greater of the total number of shares in issue; shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated; shares held within employee share plans; shares held by public companies or by non-listed subsidiaries of public companies; shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies and individuals (including employees) where the holding is 10% or greater of the total number of shares in issue; all shares where the holder is subject to a lock-up clause (for the duration of that clause, after which free float changes resulting from the expiry of a lock-up will be implemented at the next quarterly review subject to the lock-up expiry date occurring on or prior to the share and float change information cut-off-date); shares held by an investor, investment company or an investment fund that is actively participating in the management of a company or is holding shares for publicly announced strategic reasons, or has successfully placed a current member to the board of directors of a company; and shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted. In addition, while portfolio holdings such as pension funds, insurance funds or investment companies will generally not be considered as restricted from free float, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore restricted (and will remain restricted until the holding falls below 30%).
Corporate Actions Affecting the Russell 2000 Index
The sponsor adjusts the Russell 2000 Index on a daily basis in response to certain corporate actions and events. Therefore, a company’s membership in the Russell 2000 Index and its weight in the Russell 2000 Index can be impacted by these corporate actions. The adjustment is applied based on sources of public information, including press releases and SEC filings. Prior to the completion of a corporate action or event, the sponsor estimates the effective date. The sponsor will then adjust the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, the sponsor will generally either (1) apply the action before the open on the ex-date or (2) apply the action after providing appropriate notice. If the sponsor has confirmed the completion of a corporate action, scheduled to become effective subsequent to a rebalance, the event may be implemented in conjunction with the rebalance to limit turnover, provided appropriate notice can be given. The sponsor applies the following methodology guidelines when adjusting the Russell 2000 Index in response to corporate actions and events:
“No Replacement” Rule — Securities that are deleted from the Russell 2000 Index between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.
Mergers and Acquisitions
Adjustments due to mergers and acquisitions are applied to the Russell 2000 Index after the action is determined to be final. In the event that a constituent is being acquired for cash or is delisted subsequent to an index review, such constituent will be removed from the Russell 2000 Index in conjunction with the index review, assuming that the action is determined to be final and a minimum of two days’ notice can be provided.
Between constituents:  When mergers and acquisitions take place between companies that are both constituents of a Russell index for cash, the target company is deleted from the index at the last traded price. When mergers and acquisitions take place between companies that are both constituents of a Russell index for stock, the target company is deleted from the Russell 2000 Index and the shares of the acquiring stock are increased according to the offer terms. When mergers and acquisitions take place between companies that are both constituents of a Russell index for cash or stock or a combination thereof, the target company is deleted from the Russell 2000 Index and the shares of the acquiring company are simultaneously increased per the merger terms.
Between a constituent and a non-constituent:  If the target company is a member of the Russell 2000 Index, it is deleted from the Russell 2000 Index and the acquiring company will be included initially in the Russell 2000 Index provided it is eligible in all other respects at the time of the merger, regardless of previous eligibility screenings. If the acquiring company is deemed eligible it will be added to the Russell 2000 Index on the effective date and the opening price will be calculated using the offer terms. When the target company is a FTSE Russell Universe member, the shares of the member acquiring company will be updated to reflect the merger. Any share update will be made giving appropriate notice.
Given sufficient market hours after the confirmation of a merger or acquisition, the sponsor effects the action after the close on the last day of trading of the target company, or at an appropriate time once the transaction has been deemed to be final.
Rights Offerings — Rights offered to shareholders are reflected in the Russell 2000 Index only if the subscription price of the rights is at a discount to the market price of the stock. Provided that the sponsor has been alerted to the rights offer prior to the ex-date, it will adjust the price of the stock for the value of the rights and increased shares according to the terms of the offering before the open on the ex-date.
Spin-offs — If the spin-off entity meets the eligibility requirements for the Russell 2000 Index, the spin-off entity will be added to the Russell 2000 Index on the ex-date of the distribution. The spin-off entity will be retained in the Russell 2000 Index until the next annual reconstitution, when it will be evaluated for inclusion. If the spin-off entity does not meet the eligibility requirements for the Russell 2000 Index, the spin-off entity will be added to the Russell 2000 Index on the ex-date of the distribution. It will remain in the Russell 2000 Index until listing and settlement and then deleted at market price with notice.
Initial Public Offerings — Eligible IPOs are added to the Russell 2000 Index based on total market capitalization ranking within the market-adjusted capitalization breaks established at the most recent annual reconstitution.
An IPO of additional share classes will be considered for eligibility and must meet the same eligibility criteria for all other multiple share classes.  If at the time of the IPO the additional share class does not meet the eligibility criteria for separate index membership, it will not be added to the Russell 2000 Index and will subsequently be reviewed for index membership during the next annual reconstitution.
Once IPO additions have been announced, an IPO may be added to the Russell 2000 Index prior to the previously announced schedule, if a corporate action has deemed this to be appropriate and notice can be provided (e.g. an index member automatically receives shares via a stock distribution into a projected IPO add).
Tender Offers — A company acquired as a result of a tender offer is removed when (i) (a) offer acceptances reach 90%; (b) shareholders have validly tendered and the shares have been irrevocably accepted for payment; and (c) all pertinent offer conditions have been reasonably met and the acquirer has not explicitly stated that it does not intend to acquire the remaining shares; (ii) where offer acceptances are below 90%, there is reason to believe that the remaining free float is under 5% based on information available at the time; or (iii) following completion of the offer the acquirer has stated intent to finalize the acquisition via a short-form merger, squeeze-out, top-up option or any other compulsory mechanism.
Where the conditions for index deletion are not met, the sponsor may implement a free float change based on the reported acceptance results at the expiration of the initial, subsequent or final offer period where (i) the minimum acceptance level as stipulated by the acquiror is met; (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment; (iii) all pertinent offer conditions have been reasonably met and (iv) the change to the current float factor is greater than 3%. The sponsor uses the published results of the offer to determine the new free float of the target company. If no information is published in conjunction with the results from which the sponsor can determine which shareholders have and have not tendered, the free float change will reflect the total shares now owned by the acquiring company. A minimum T+2 notice period of the change is generally provided. Any subsequent disclosure on the updated shareholder structure will be reviewed during the quarterly review cycle. If the offer includes a stock consideration, the acquiring company’s shares will be increased proportionate to the free float change of the target company. If the target company’s free float change is greater than 3%, the associated change to the acquiring company’s shares will be implemented regardless of size. Additionally, if the change to the target company is less than 3%, then no change will be implemented to the target or the acquiring company at the time of the event, regardless of any change to the acquiring company’s shares. The target company will then be deleted as a second-step, if the conditions for deletion are achieved at the expiration of a subsequent offer period.
In the event that a tender offer results in an additional listed and active “tendered” line prior to the tendered shares being accepted and exchanged for settlement, the sponsor will generally evaluate the following factors to determine whether to switch to the tendered line: (i) the objective of the offer is to fully acquire and delist the target company (and the sponsor is not aware of any obstacles designed to prevent this objective; e.g. there are no major shareholders who have publicly disclosed that they will not be tendering); (ii) the offer is deemed to be successful (i.e. the minimum acceptance threshold has been achieved); (iii) more than 50% of the shares subject to the offer have been tendered; (iv) there is an additional tender offer period to provide a window for index users to tender into the tendered shares’ line; and (v) there are outstanding regulatory or other substantive hurdles preventing the transaction completing immediately at the conclusion of the tender offer, with the results not expected to be known for some time. Index implementation will generally occur immediately after the opening of the additional offer period (with the provision of appropriate notice) – with an informative notice published announcing the change, to supplement the information within the applicable tracker files. In the event that the tendered line is halted prior to index implementation, its close price will be updated to reflect the deal terms until implementation. In the event that the prerequisites for deletion are not achieved and the target company is retained within the index at a reduced weight, the tendered line will be removed at deal terms (if no active market) with the ordinary line being re-added at a reduced weight at its last close price.

In exceptional circumstances, any review changes due to be effective for the companies involved in a tender offer may be retracted if the sponsor becomes aware of a tender offer which is due to complete on or around the effective date of such index review changes. Such exceptional circumstances may include undue price pressure being placed on the companies involved, or if proceeding with the review changes would compromise the replicability of the index.
Delisted and Suspended Stocks — A stock will be deleted as a constituent if it is delisted from all eligible exchanges. A stock will be deleted if the sponsor becomes aware (in its country of assigned nationality) that the stock has become bankrupt, has filed for bankruptcy protection, enters administration, is insolvent or is liquidated, or where evidence of a change in circumstances makes it ineligible for index inclusion. If, however, the sponsor becomes aware that a stock is suspended, treatment will be determined as follows:
•
if a constituent is declared bankrupt without any indication of compensation to shareholders, the last traded price will be adjusted to zero value and the constituent will be removed from the Russell 2000 Index with notice (typically T+2 notice);

•	in all other cases, a constituent will continue to be included in the Russell 2000 Index for a period of up to 20 business days at its last traded price;
•
if a constituent continues to be suspended at the end of that 20 business day period (the suspension period), it will be subject to review. The sponsor will take into account the stated reasons for the suspension. These reasons may include announcements made by the company regarding a pending acquisition or restructuring, and any stated intentions regarding a date for the resumption of trading. If following review, a decision is taken to remove the constituent, the sponsor will provide notice of 20 business days (the notice period) that it intends to remove the constituent, at zero value, at the conclusion of the notice period. If the security has not resumed trading at the conclusion of the notice period, it will be removed with two days’ notice. If during the notice period further details are disclosed as to the reason for a company’s suspension, those reasons (and any possible resumption of trade date) will be taken into account when determining if the company should remain on notice;

•
if a suspended constituent resumes trading on or before the last business day of the notice period, the deletion notice will be rescinded and the constituent will be retained in the Russell 2000 Index. However, where the constituent resumes trading after the 40th business day of suspension, the constituent will continue to be removed from the Russell 2000 Index as previously announced but in these circumstance the deletion will be implemented at market value unless there are barriers that render a market value irreplicable. In this event, the company will continue to be removed at zero;

•	if the notice period expires in the week preceding an index review, the company will be removed in conjunction with the index review;
•
in certain limited circumstances where the index weight of the constituent is significant and the sponsor determines that a market-related value can be established for the suspended constituent, for example because similar company securities continue to trade, deletion may take place at the market-related value instead. In such circumstances, the sponsor will set out its rationale for the proposed treatment of the constituent at the end of the suspension period. The company would then be removed at that value at the end of the notice period;

•
if a constituent has been removed from the Russell 2000 Index and trading is subsequently restored, the constituent will only be reconsidered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility it will be treated as a new issue.

For example, if the sponsor becomes aware that a U.S. company has filed for Chapter 7 bankruptcy, Chapter 11 bankruptcy protection or a liquidation plan, it will be removed from the Russell 2000 Index at the time of filing. If a constituent is removed pursuant to this rule and is not trading, the sponsor will remove the stock at a nominal price of $0.0001. If a price on an ineligible market (e.g. OTC) is available, the constituent may be removed using this price.

A stock which has been deleted from the Russell 2000 Index as a result of bankruptcy protection or insolvency will only be reconsidered for index eligibility after a period of 12 months from when it comes out of bankruptcy protection.
A stock will also be deleted if the sponsor becomes aware (at a quarterly review) that the price of an existing constituent is considered reaching its minimum permissible trade price. The constituent will be removed from the Russell 2000 Index in line with the review subject to it still being at the minimum permissible trade price up to the start of the quarterly review lock down period. The stock will only be reconsidered for index eligibility after a period of 12 months.
Stock Distributions and distributions in specie— A price adjustment for stock distributions is applied on the ex-date of the distribution. Where the sponsor is able to value a distribution in specie prior to the ex-date, a price adjustment is made to the company paying the dividend at the open on the ex-date. If no valuation of the distribution exists prior to the ex-date, no price adjustment is applied. Where the company whose holders are receiving the distribution is an index member, its shares will be increased according to the terms of the distribution. If such company is not an index member, the distributed shares will be added to the Russell 2000 Index until they have been settled and have listed, at which point they will be removed at the last traded price giving appropriate notice.
Special Cash Dividends — If a constituent pays out a special cash dividend, the price of the stock is adjusted to deduct the dividend amount before the open on the ex-date. No adjustment for regular cash dividends is made in the price return calculation of the Russell 2000 Index.
Updates to Shares Outstanding and Free Float — The sponsor reviews the Russell 2000 Index quarterly for updates to shares outstanding and to free floats used in calculating the Russell 2000 Index. The changes are implemented quarterly in March, June, September and December after the close on the third Friday of such month. The June reconstitution will be implemented on the last Friday of June (unless the last Friday occurs on the 29th or 30th of the month, in which case reconstitution will occur on the Friday prior).
In March, September and December shares outstanding and free floats are updated to reflect (i) cumulative share changes greater than 1%, (ii) for constituents with a free float less than or equal to 15%, cumulative free float changes greater than 1%, and (iii) for constituents with a free float greater than 15%, cumulative free float changes greater than 3%. Updates to shares outstanding and free floats will be implemented each June regardless of size (i.e., the percentage change thresholds above will not be applied). The sponsor implements the June updates using data sourced primarily from the companies’ publicly available information filed with the SEC.
Outside of the quarterly update cycle, outstanding shares and free float will be updated with at least two days’ notice if prompted by primary or secondary offerings if (i) there is a USD $1 billion investable market capitalization change related to a primary/secondary offering measured by multiplying the change to index shares by the subscription price or (ii) there is a resultant 5% change in index shares related to a primary or secondary offering and a USD $250 million investable market capitalization change measured by multiplying the change to index shares by the subscription price. The pricing date will serve as the trigger for implementation; i.e. once the sponsor is aware that an offering has priced, the update will be implemented with two days’ notice from market close (contingent on the thresholds described above being triggered). If discovery of the pricing date occurs more than two days after the pricing date, the update will be deferred until the next quarterly review.
In exceptional circumstances, the sponsor may defer implementation until after the new shares are listed and with the provision of two days’ notice. An offering may be deemed exceptional if implementation prior to the listing of the new shares may cause undue price pressure on the company, or if proceeding with the changes may compromise the replicability of the index.
If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, the additional share class will be evaluated for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets the minimum size requirement (the market capitalization of the smallest member of the Russell 3000ETM Index from the previous rebalance as adjusted for performance to date). If the additional share class is not eligible at the time of distribution, it will not be added to the Russell 2000 Index.

License Agreement
FTSE Russell has entered into a non-exclusive license agreement with us, granting us, and certain of our affiliates, in exchange for a fee, permission to use the Russell 2000 Index in connection with the offer and sale of the notes. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is the licensing of the use of the Russell 2000 Index (a trademark of FTSE Russell) and trademarks relating to the Russell 2000 Index. We do not accept any responsibility for the calculation, maintenance or publication of the Russell 2000 Index or any successor index.
The notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same.
FTSE Russell’s publication of the Russell 2000 Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. FTSE Russell’s only relationship to us is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell 2000 Index which is determined, composed and calculated by FTSE Russell without regard to us or the notes. FTSE Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.
FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500® Index
All information contained in this underlier supplement regarding the S&P 500® Index (the “S&P 500 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. The S&P 500 Index is calculated, maintained and published by S&P Dow Jones Indices LLC (which we may refer to in this description of the S&P 500 Index as “S&P” or the “sponsor”). S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the S&P 500 Index. The S&P 500 Index is reported by Bloomberg L.P. under the ticker symbol “SPX”.
Additional information regarding the S&P 500 Index, including information about its component stocks, sector and country weightings, may be obtained the following websites: spglobal.com/spdji/en/indices/equity/sp-500/ and spglobal.com/. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
General
The S&P 500 Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. Although the S&P 500 Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500 Index prior to July 31, 2017 may be represented by multiple share class lines in the index.
S&P intends for the S&P 500 Index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P 500 Index committee (the “S&P Index Committee”). Relevant criteria for additions to the S&P 500 Index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $13.1 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) in the proposed constituent to float-adjusted market capitalization of that company should be at least 1.00 and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for initial public offerings, the company must be traded on an eligible exchange for at least twelve months (spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500 Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500 Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500 Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500 Index’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500 Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500 Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the S&P 500 Index at the discretion of the S&P Index Committee if the S&P Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500 Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, OTC bulletin board issues, closed-end funds, exchange-traded funds (“ETFs”), exchange-traded notes, royalty trusts, tracking stocks, special purpose acquisition companies, preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. Stocks are deleted from the S&P 500 Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the OTC bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500 Index continuity.
For constituents included in the S&P 500 Index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the S&P 500 Index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the S&P 500 Index while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.
As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the S&P 500 Index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the S&P 500 Index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the S&P 500 Index. If an S&P 500 Index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the S&P 500 Index at the discretion of the S&P Index Committee.
Calculation of the S&P 500 Index
The S&P 500 Index is calculated using a base-weighted aggregative methodology. The value of the S&P 500 Index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P 500 Index times the number of shares of such stock included in the S&P 500 Index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the S&P 500 Index.
The S&P 500 Index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the S&P 500 Index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.
In addition, the S&P 500 Index is float-adjusted, meaning that the share counts used in calculating the S&P 500 Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, ETF providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5%of the outstanding shares of a company from the float-adjusted share count to be used in S&P 500 Index calculations.
The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares)/(total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line. In most cases, an IWF is reported to the nearest one percentage point.
Maintenance of the S&P 500 Index
In order to keep the S&P 500 Index comparable over time S&P engages in an index maintenance process. The S&P 500 Index maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the S&P 500 Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the S&P 500 Index methodology, at least once within any 12 month period, the S&P Index Committee reviews the S&P 500 Index methodology to ensure the S&P 500 Index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the S&P 500 Index, or investment and financial experts.
Divisor Adjustments
The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P 500 Index. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected constituent stock and consequently of altering the aggregate market value of the constituent stocks following the event. In order that the level of the S&P 500 Index not be affected by the altered market value (which could be an increase or decrease) of the affected constituent stock, S&P generally derives a new divisor by dividing the post-event market value of the constituent stocks by the pre-event index value, which has the effect of reducing the S&P 500 Index’s post-event value to the pre-event level.
Changes to the Number of Shares of a Constituent
The index maintenance process also involves tracking the changes in the number of shares included for each of the constituent companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.
Accelerated Implementation Rule
1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:
a)	at least US $150 million, and
b)	at least 5% of the pre-event total shares.
In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.
For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.
2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.
Exception to the Accelerated Implementation Rule
For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.
All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.
Announcement Policy
For accelerated implementation, S&P will generally provide two (2) business days’ notice for all non-US listed stocks and US listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt US listed stocks.
IWF Updates
Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.
IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless if there is an associated share change.
Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.
Other than the situations described above, please note that IWF changes are only made at the annual IWF review.
Share Updates
For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.

Exceptions:
Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.
Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period
A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.
Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).
During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month, and implemented five business days after the quarterly rebalancing effective date.
Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in the S&P 500 Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P 500 Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index.
Spin-Offs
As a general policy, a spin-off security is added to the S&P 500 Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the index for at least one trading day. On the ex-date the spin-off will have the same attributes and capping adjustment factor as its parent company. The spin-off security will remain in the S&P 500 Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500 Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.
Companies that are spun off from a constituent of the S&P 500 Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the S&P Index Committee, a spin-off company may be retained in the S&P 500 Index if the S&P Index Committee determines it has a total market capitalization representative of the S&P 500 Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500 Index but there are other constituent companies in the S&P 500 Index that have a significantly lower total market capitalization than the spin-off company, the S&P Index Committee may decide to retain the spin-off company in the S&P 500 Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.
Corporate Action	Treatment
Company addition/deletion
Addition
Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.
Deletion
The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.
Rights offering
All rights offerings that are in-the-money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500 Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the index.
Recalculation Policy
S&P reserves the right to recalculate and republish the S&P 500 Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P 500 Index is made at the discretion of the index manager and/or S&P Index Committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the index is recalculated. In the event any such event is discovered beyond the two trading day period, the S&P Index Committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the S&P Index Committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
Calculations and Pricing Disruptions
Closing levels for the S&P 500 Index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.
If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spglobal.com indicating any changes to the prices used in S&P 500 Index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the S&P 500 Index. Real-time indices are not restated.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:
Market Disruption Prior to Open of Trading:
(i)
If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:
If exchanges indicate that trading will not resume for a given day, the S&P 500 Index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday S&P 500 Index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of SPFS. These trademarks have been sublicensed for certain purposes by us.  The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us for a fee.
The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, SPFS or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the SPX to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the SPX.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes.  There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the SPX.  It is possible that this trading activity will affect the value of the notes.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P/ASX 200 Index
All information contained in this underlier supplement regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (which we refer to in this description of the S&P/ASX 200 Index as “S&P”). The S&P/ASX 200 Index is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P/ASX 200 Index. The S&P/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51”.
Additional information regarding the S&P/ASX 200 Index, including information about its component stocks, sector and country weightings, may be obtained the following websites: spglobal.com/spdji/en//indices/equity/sp-asx-200 and spglobal.com/ We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The S&P/ASX 200 Index:
•	was first launched in 1979 by the Australian Securities Exchange (the “ASX”) and was acquired and re-launched by its current basket component sponsor on April 3, 2000; and
•	is sponsored, calculated, published and disseminated by S&P.
The S&P/ASX 200 Index includes 200 companies and covers approximately 80% of the Australian equity market by float-adjusted market capitalization. As discussed below, the S&P/ASX 200 is not limited solely to companies having their primary operations or headquarters in Australia or to companies having their primary listing on the ASX. All ordinary and preferred shares (if such preferred shares are not of a fixed income nature) listed on the ASX, including secondary listings, are eligible for the S&P/ASX 200 Index. Hybrid stocks such as convertible stocks, bonds, warrants, preferred stock that provides a guaranteed fixed return and listed investment companies are not eligible for inclusion. Stocks currently under consideration for merger or acquisition are not eligible for inclusion or promotion to the S&P/ASX 200 Index.
The S&P/ASX 200 Index is intended to provide exposure to the largest 200 eligible securities that are listed on the ASX by float-adjusted market capitalization. Constituent companies for the S&P/ASX 200 Index are chosen based on market capitalization, public float and liquidity. All index-eligible securities that have their primary or secondary listing on the ASX are included in the initial selection of stocks from which the 200 component stocks may be selected.
The float-adjusted market capitalization of companies is determined based on the daily average market capitalization over the last six months. The security’s price history over the last six months, the latest available shares on issue and the investable weight factor (the “IWF”) are the factors relevant to the calculation of daily average market capitalization. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities.
Number of Shares
When considering the S&P/ASX 200 Index eligibility of securities for inclusion or promotion into S&P/ASX indices, the number of index securities under consideration is based upon the latest available ASX quoted securities. For domestic securities (companies incorporated in Australia and traded on the ASX, companies incorporated overseas but exclusively listed on the ASX and companies incorporated overseas and traded on other markets but most of its trading activity is on the ASX), this figure is purely based upon the latest available data from the ASX.
Foreign-domiciled securities may quote the total number of securities on the ASX that is representative of their global equity capital; whereas other foreign-domiciled securities may quote securities on the ASX on a partial basis that represents their Australian equity capital. In order to overcome this inconsistency, S&P will quote the number of index securities that are represented by CHESS Depositary Interests (CDIs) for a foreign entity. When CDIs are not issued, S&P will use the total securities held on the Australian register (CHESS and, where supplied, the issuer sponsored register). This quoted number for a foreign entity is representative of the Australian equity capital, thereby allowing the S&P/ASX 200 Index to be reflective of the Australian market.

The number of CDIs or shares of a foreign entity quoted on the ASX can experience more volatility than is typically the case for ordinary shares on issue. Therefore, an average number on issue will be applied over a three-month period.
Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.
IWF
The S&P/ASX 200 Index is float-adjusted, meaning that the share counts used in calculating the S&P/ASX 200 Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed; private equity, venture capital and special equity firms; asset managers and insurance companies with board of directors representation; shares held by another publicly traded company; holders of restricted shares; company-sponsored employee share plans or trusts, defined contribution plans/savings and investment plans; foundations or family trusts associated with the company; government entities at all levels except government retirement or pension funds; sovereign wealth funds; and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “control holders”). To this end, S&P excludes all share-holdings (other than depositary banks; pension funds, including government pension and retirement funds; mutual funds, exchange traded fund providers, investment funds and asset managers, including hedge funds with no board of director representation; investment funds of insurance companies; and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.
The exclusion is accomplished by calculating an investable weight factor (IWF, as described above) for each stock that is included in the S&P/ASX 200 Index as follows:
IWF = (available float shares) / (total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.
A company must have a minimum IWF of 0.3 to be eligible for index inclusion, however an IWF at or above that level is not necessary for ongoing index membership.
The IWF for foreign domiciled securities in the S&P/ASX 200 Index is typically set to 1.
IWFs are reviewed annually as part of the September quarterly review.
Liquidity Test
Only stocks that are regularly traded are eligible for inclusion. Eligible stocks are considered for index inclusion based on their stock median liquidity (median daily value traded divided by its average float-adjusted market capitalization for the last six months) relative to the market capitalization weighted average of the stock median liquidities of the 500 constituents of the All Ordinaries index, another member of the S&P/ASX index family.
Index Maintenance
S&P rebalances the S&P/ASX 200 Index constituents quarterly to ensure adequate market capitalization and liquidity based on the previous six months’ worth of data. The reference date used for the six months’ worth of trading data is the last Friday of the month prior to the rebalancing, except for the September rebalancing where the reference date for data used is the second to last Friday of August. Quarterly review changes take effect after the market closes on the third Friday of March, June, September and December. Eligible stocks are considered for index inclusion based on their float-adjusted market capitalization rank relative to the stated quota of 200 securities. For example, a stock that is currently in the S&P/ASX 300 and is ranked at 175, based on float-adjusted market capitalization, within the universe of eligible securities may be considered for inclusion into the S&P/ASX 200

Index, provided that liquidity hurdles are met. Stocks that fail the relative liquidation criteria are typically removed from the float-adjusted market capitalization rankings.
In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy buffer requirements in terms of the rank of the stock relative to a given index. In order to be added to the S&P/ASX 200 Index, a stock must be ranked 179th or higher, and in order to be deleted from the S&P/ASX 200 Index, a stock must be ranked 221st or lower. The buffers are established to limit the level of index turnover that may take place at each quarterly rebalancing. The buffers serve as guidelines for arriving at any potential constituent changes to the S&P/ASX 200 Index, however, these rules can be by-passed when circumstances warrant.
Between rebalancing dates, an index addition is generally made only if a vacancy is created by an index deletion. Index additions are made according to float-adjusted market capitalization and liquidity. An initial public offering is added to the S&P/ASX 200 Index only when an appropriate vacancy occurs and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify index inclusion.
Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the S&P/ASX 200 Index at the cash offer price for cash-only offers. Otherwise the best available price in the market is used.
Share numbers for all index constituents are updated quarterly and are rounded to the nearest thousand.
Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of index shares will only take place when the 3-month average of CDIs or the total securities held in the Australian branch of the issuer sponsored register (where supplied) and in CHESS, on the rebalancing reference date, differs from the current index shares by 5% or more. Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.
Intra-Quarter Changes to the Number of Shares of a Constituent
Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule.
Accelerated Implementation Rule
1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:
(a) at least US $150 million, and
(b) at least 5% of the pre-event total shares.
In addition to the materiality threshold, public offerings must satisfy the following conditions:
•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and US $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.
2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.
Exception to the Accelerated Implementation Rule
For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.
All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.
Announcement Policy
For Australian stocks, S&P will provide two (2) business days’ notice from the day the Appendix 2A (ASX Listing Rules - Application for Quotation of Securities) is filed. If the Appendix 2A is filed at or after the end of the day, accelerated changes will be implemented at the earliest on the next trading day.
IWF Updates
Accelerated implementation for events less than US $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.
IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule.
Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.
Other than the situations described above, please note that IWF changes are only made at the annual IWF review.
Share Updates
For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.
Exceptions:
Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Freeze
A share/IWF freeze period is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e. March, June, September, and December) and ends after the market close on the third Friday of the rebalancing month. Pro-forma files are normally released after the market close on the second Friday, one week prior to the rebalancing effective date. In September, preliminary share and float data is released on the first Friday of the month. However, the share freeze period for September follows the same schedule as the other three quarterly share freeze periods. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 13, the share/IWF freeze period will begin after the close of trading on Tuesday, March 10 and will end after the close of trading the following Friday, March 20 (i.e. the third Friday of the rebalancing month).
During the share/IWF freeze period, shares and IWFs are not changed except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings), and the accelerated implementation rule is suspended. The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month, and implemented five business days after the quarterly rebalancing effective date.
Calculation of the S&P/ASX 200 Index
The S&P/ASX 200 Index is calculated using a base-weighted aggregate methodology. The value of the S&P/ASX 200 Index on any day for which an index value is published is determined by a fraction, the numerator of which is the sum for all component stocks of the products of the price of each stock in the S&P/ASX 200 Index times the number of shares of such stock included in the S&P/ASX 200 Index times that stock’s IWF, and the denominator of which is the divisor, which is described more fully below.
In order to prevent the value of the S&P/ASX 200 Index from changing due to corporate actions, all corporate actions may require S&P to make an index or divisor adjustment. This helps maintain the value of the S&P/ASX 200 Index and ensures that the movement of the S&P/ASX 200 Index does not reflect the corporate actions of the individual companies that comprise the S&P/ASX 200 Index.
The table below summarizes the types of index adjustments and indicates whether the corporate action will require a divisor adjustment:
Corporate Action	Treatment
Company addition/deletion
Addition
Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.
Deletion
The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.

Spin-off
The spin-off is added to the index on the ex-date at a price of zero. The spin-off index shares are based on the spin-off ratio. On the ex-date the spin-off will have the same attributes as its parent company, and will remain in the index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.
If the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being deleted is reinvested across all the index components proportionally such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering
All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Recalculation Policy
S&P reserves the right to recalculate and republish the S&P/ASX 200 Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed corporate event; (3) incorrect application of corporate action or index methodology; (4) late announcement of a corporate event; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P/ASX 200 Index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from the potential recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed corporate event or a misapplied corporate action, a late announcement of a corporate event, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, the index manager may, at his or her discretion, recalculate the S&P/ASX 200 Index without involving the index committee.  In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the S&P/ASX 200 Index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the S&P/ASX 200 Index following specified guidelines. In the event that the S&P/ASX 200 Index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions
Prices used to calculate the S&P/ASX 200 Index are obtained from IDC and Refinitiv. If the relevant exchange suffers a failure or interruption, real-time calculations are halted until the exchange confirms that trading and price dissemination has resumed.
If the interruption is not resolved before the market close and the exchange publishes a list of closing prices, those prices are used to calculate the closing value of the S&P/ASX 200 Index. If no list is published, the last trade for each security before the interruption is used to calculate the closing value of the S&P/ASX 200 Index. If no trades were reported for a security, the previous close adjusted for corporate actions is used for index calculation.
In extreme circumstances, S&P may decide to delay index adjustments or not publish the S&P/ASX 200 Index.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
In the event of an unexpected exchange closure, S&P uses the following guidelines:
If an unexpected exchange closure occurs prior to the open of trading and it is indicated that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday.
If a market disruption occurs intraday, S&P will wait for the impacted exchange to publish a list of closing prices, which will then be used to calculate the closing index values. If no list is published, the last trade for each security before the interruption is used to calculate the index closing value. If no trades were reported for a security, the previous closing price, adjusted for corporate actions, is used for index calculation.
License Agreement
The S&P/ASX 200 Index is a product of S&P. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”). ASX is a registered trademark of ASX Operations Pty Limited. These trademarks have been licensed to S&P and its affiliates, and sublicensed to the Bank for certain purposes.
The notes are not sponsored, endorsed, sold or promoted by S&P, SPFX, the ASX or any of their respective affiliates. Neither S&P nor the ASX make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P/ASX 200 Index to track general market performance. S&P’s and the ASX’s only relationship to the Bank with respect to the S&P/ASX 200 Index is the licensing of the index and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The S&P/ASX 200 Index is determined, composed and calculated by S&P without regard to the Bank or the notes. S&P has no obligation to take the needs of the Bank or the owners of the notes into consideration in determining, composing or calculating the S&P/ASX 200 Index. Neither S&P nor the ASX are responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which notes are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow and the ASX have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P/ASX 200 Index will accurately track index performance or provide positive investment returns. S&P is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice.
NEITHER S&P NOR THE ASX GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P AND THE ASX SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P AND THE ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A

PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P OR THE ASX BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND THE BANK, OTHER THAN THE LICENSORS OF S&P.

The Select Sector Indices
All information contained in this underlier supplement regarding the indices described below (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. The Select Sector Indices are calculated, maintained and published by S&P Dow Jones Indices LLC (which we may refer to in this description of the Select Sector Indices as “S&P” or the “sponsor”). S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the Select Sector Indices.
Additional information regarding each Select Sector Index, including information about its component stocks and country weightings, may be obtained the following website: spglobal.com. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The constituents included in each Select Sector Index at any time are members of the S&P 500® Index (the “S&P 500 Index”). For additional information about the S&P 500 Index, see “—Indices—The S&P 500® Index” above.
The Communication Services Select Sector Index
The Communication Services Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® communication services sector. The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”
The Consumer Discretionary Select Sector Index
The Consumer Discretionary Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer discretionary sector. The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”
The Consumer Staples Select Sector Index
The Consumer Staples Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer staples sector. The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”
The Energy Select Sector Index
The Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector. The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”
The Financial Select Sector Index
The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector. The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”
The Health Care Select Sector Index
The Health Care Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector. The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”
The Industrial Select Sector Index
The Industrial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® industrials sector. The Industrial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

The Materials Select Sector Index
The Materials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® materials sector. The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”
The Real Estate Select Sector Index
The Real Estate Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® real estate sector. The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”
The Technology Select Sector Index
The Technology Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® real estate sector. The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”
The Utilities Select Sector Index
The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector. The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”
Select Sector Index Capping Methodology
For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September, and December using the following procedures:
(1)	The rebalancing reference date is the second Friday of March, June, September, and December.
(2)
With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

(3)
If any company has a weight greater than 24%, the company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to ensure that no company exceeds 25% as of the quarter-end diversification requirement date.

(4)	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.
(5)	After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.
(6)	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.
(7)
If the rule in paragraph 6 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

(8)	This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until paragraph 6 is satisfied.
(9)
Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

(10)
If, on the second to last business day of March, June, September, or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September, or December, and membership, shares outstanding, and IWFs as of the rebalancing effective date.

When companies are represented in the Select Sector Indices by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.
Calculation, Maintenance and Governance of the Select Sector Indices
The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500 Index, subject to the capping methodology described above.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of SPFS. These trademarks have been sublicensed for certain purposes by us.  Each Select Sector Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us for a fee.
The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, SPFS or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of any Select Sector Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to a Select Sector Index is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Select Sector Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating any Select Sector Index.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes.  There is no assurance that investment products based on a Select Sector Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Sector Indices.  It is possible that this trading activity will affect the value of the notes.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The Swiss Market Index
All information contained in this underlier supplement regarding the Swiss Market Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the SIX Group Ltd. (referred to in this description of the Swiss Market Index as “SIX Group”). The Swiss Market Index is calculated, maintained and published by SIX Group, certain of its subsidiaries, and the Management Committee of the SIX Swiss Exchange (the “Exchange”). SIX Group has no obligation to continue to publish, and may discontinue the publication of, the Swiss Market Index. The Swiss Market Index is reported by Bloomberg L.P. under the ticker symbol “SMI”.
Additional information regarding the Swiss Market Index, including information about its component stock and sector weightings, may be obtained the following website: six-group.com/en/products-services/the-swiss-stock-exchange/market-data/indices/equity-indices/smi.html. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The Swiss Market Index:
•	was first launched with a base level of 1,500 as of June 30, 1988; and
•	is sponsored, calculated, published and disseminated by SIX Group, certain of its subsidiaries, and the Management Committee of the Exchange.
The Swiss Market Index is a price return float-adjusted market capitalization-weighted index of the 20 largest stocks traded on the Exchange. The Swiss Market Index represents more than 75% of the free-float-market capitalization of the entire Swiss market.
Composition and Selection Criteria for the Swiss Market Index
The Swiss Market Index is comprised of the 20 highest ranked stocks traded on the Exchange that have a free float of 20% or more and that are not investment companies. The equity universe is largely Swiss domestic companies, although in some cases foreign issuers with a primary listing on the Exchange that submit to certain reporting requirements or investment companies that do not hold any shares of any company that has a primary listing on the Exchange may be included.
The ranking of each security is determined by a combination of the following criteria:
•
average free-float market capitalization over the last 12 months (compared to the capitalization of the SIX Performance Index, which serves as a benchmark for the overall Swiss equity market and as the index universe for the Swiss Market Index), and

•	cumulative on order book turnover over the last 12 months (compared to the total turnover of the SIX Performance Index).
Each of these two factors is assigned a 50% weighting in ranking the stocks eligible for the Swiss Market Index.
The SMI is reconstituted annually after prior notice of at least two months on the third Friday in September after the close of trading. For companies that were listed during the last 12 months, the cumulated on order book turnover generally excludes the first five trading days in the calculation. The ordinary index reconstitution is based on data from the previous July 1 through June 30. Provisional interim selection (ranking) lists based on the average free-float market capitalization and cumulative on order book turnover over the last 12 months are also published at the cut off dates March 31, September 30 and December 31.
The 18 securities with the highest rank are selected for inclusion in the Swiss Market Index. In order to reduce turnover, a buffer is applied for securities ranked 19 to 22. Out of the securities ranked 19 to 22 current components are selected with priority over the other securities. New components out of the buffer are selected until 20 components have been reached.

If a company has primary listings on several exchanges and less than 50% of that company’s total turnover is generated on the Exchange, it will not be included in the Swiss Market Index unless it satisfies an additional liquidity criteria. For this purpose all the components of the Swiss Performance Index are ranked based on their cumulated on order book turnover over the past 12 months relative to the total turnover of the Swiss Performance Index. Such a security must rank at least 18 or better in terms of the cumulated on order book turnover over the past 12 months and if it ranks 23 or lower it will be automatically excluded from the Swiss Market Index (i.e., without considering its free float).
Maintenance of the Swiss Market Index
Constituent Changes. In the case of major market changes as a result of corporate actions, the Management Committee of the Exchange can decide at the request of the Index Commission (an advisory board that supports the Exchange) that a security should be admitted to the Swiss Market Index outside of the annual review period as long as it clearly fulfills the criteria for inclusion. For the same reasons, a security can also be excluded if the requirements for admission to the Swiss Market Index are no longer fulfilled. Extraordinary exclusions and respective additions into the Swiss Market Index are implemented after a notification period of usually five trading days. Extraordinary inclusions into the Swiss Market Index take place after a three-month period on a quarterly basis after the close of trading on the third Friday of March, June, September and December (for example, a security listed on or before the 5th trading day prior to the end of November cannot be included until the following March). In case of a planned delisting, the exclusion of an index component is made, if possible, on the next ordinary index review. However, if the delisting would be effective before the ordinary index review, the component is excluded from the Swiss Market Index on the effective date of the delisting. If the index component no longer meets the criteria for remaining in the Swiss Market Index due to a pending acquisition, it may be removed ahead of time. If a delisting has been confirmed, it will be removed from the Swiss Market Index at the next upcoming ordinary quarterly adjustment date (March, June, September and December) with a notice period of at least five days. However, if the delisting would be effective before the ordinary index review, the security is excluded from the Swiss Market Index on the effective date of the delisting. If a delisted company is removed before the ordinary index review, it will be replaced by the best ranked candidate on the selection list which is not yet part of the Swiss Market Index in order to maintain 20 components.
Capped Weightings and Intra-Quarter Breaches. The weight of any component stock that exceeds a weight of 18% within the Swiss Market Index is reduced to that value at each ordinary quarterly adjustment date by applying a capping factor to the calculation of such component stock’s free float market capitalization. A component stock’s number of shares and free float figure are used to determine its capping factor. The excess weight (the difference of the original weight minus the capped weight) is distributed proportionally across the other component stocks. The component stocks are also capped to 18% as soon as two component stocks exceed a weight of 20% (an “intra-quarter breach”). If an intra-quarter breach is observed after the close of the markets, the new capping factors are implemented after the close of the following trading day. The weights of the largest components are therefore set again to 18% effective after the close of the following trading day. If an issuer is represented in the Swiss Market Index by more than one security, the free float market capitalization of those securities is cumulated for the calculation of the capping factors.
Number of Shares and Free Float. The securities included in the Swiss Market Index are weighted according to their free float. This means that shares deemed to be in firm hands are subtracted from the total market capitalization of that company. The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed and wholly or partially paid in and documented in the Commercial Register. Not counting as issued and outstanding equity capital are the approved capital and the conditional capital of a company. The free float is calculated on the basis of listed shares only. If a company offers several different categories of listed participation rights, each is treated separately for the purposes of index calculation.
Fundamentally deemed to be shares held in firm hands are shareholdings that have been acquired by one person or a group of persons in companies and that reach or exceed the threshold of 5%. Shares of persons and groups of persons who are subject to a shareholder or lock-up agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in a company are also deemed to be in firm hands.

For the calculation of the number of shares in firm hands, the Exchange may also use other sources than the reports submitted to it. In particular, the Exchange may use data gained from issuer surveys that it conducts itself.
In general, shares held by custodian nominees, trustee companies, investment funds, pension funds and investment companies are deemed free-floating. The Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.
The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates (“Partizipationsscheine”) and bonus certificates (“Genussscheine”) is taken into full account in calculating the Swiss Market Index because it does not confer voting rights.
The number of securities in the Swiss Market Index and the free-float factors are adjusted after the close of trading on four adjustment dates per year, the third Friday of March, June, September and December. Such changes are provisionally pre-announced at least one month before the effective date, although SIX Group reserves the right to take account of recent changes up to five trading days before the effective date.
In order to avoid frequent slight changes to the weighting and to maintain the stability of the Swiss Market Index, any extraordinary change of the total number of outstanding securities or the free float will only result in an extraordinary adjustment if it exceeds 10% and 5% respectively, occurs from one trading to the next and is in conjunction with a corporate action.
Such an adjustment takes effect after a notification period of two trading days based on the information available.
Calculation of the Swiss Market Index
SIX Group calculates the Swiss Market Index using the “Laspeyres formula,” with a weighted arithmetic mean of a defined number of securities issues. The formula for calculating the index value can be expressed as follows:
Swiss Market Index = Free Float Market Capitalization of the Swiss Market Index / Divisor
The “free float market capitalization of the Swiss Market Index” is equal to the sum of the product of the last-paid price, the number of shares, the free float factor, the capping factor and, if a foreign stock is included, the current CHF exchange rate as of the time the index value is being calculated. The index value is calculated in real time and is updated whenever a trade is made in a component stock. Where any component stock price is unavailable on any trading day, the Exchange will use the last reported price for such component stock. Only prices from the Exchange’s electronic order book are used in calculating the Swiss Market Index.
Divisor Value and Adjustments
The divisor is a technical number used to calculate the Swiss Market Index and is adjusted to reflect changes in market capitalization due to corporate events.
Below are common corporate events and their impact on the divisor of the Swiss Market Index:
Event	Divisor Change?
Regular cash dividend	No
Share split	No
Rights issue	If the rights issue is used to raise capital, the divisor increases. If the rights issue is used to return capital, the divisor decreases.
Merger & Acquisition Activities
Mergers and acquisitions are corporate actions that go along with a change to the ownership structure of one or more companies. This can result in the disappearance of the involved companies and in the creation of a new company

(merger) or in the integration of one company into the other (acquisition). Therefore, the corporate action may lead to a new listing or to a delisting which results in an adjustment of the index composition. In both cases a change in the number of shares or the free float factor are to be considered which result in a change of the components weight.
Spin-offs
A spinoff takes place if a company divests parts of its business into a new company and lists its shares. The shares of this newly created company are equally distributed to the shareholders of the existing company. Therefore in principle a spinoff is treated like an extraordinary payment. However, there is no market price available at the ex-date of the spinoff. In order to receive such a market price, the company spun off is kept in the Swiss Market Index during the ex-date. The opening price will be 0. The instrument is added to the Swiss Market Index at the ex-date with a price of 0. The adjustments using the market value are effective the first trading day after the ex-date based on the closing values of the ex-date.
License Agreement
The Exchange and its licensors (as used below, “Licensors”) have no relationship to the Bank, other than the licensing of the Swiss Market Index and the related trademarks for use in connection with the notes in exchange for a fee.
The Exchange and its Licensors do not:
•	sponsor, endorse, sell or promote the notes.
•	recommend that any person invest in the notes or any other securities.
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.
•	have any responsibility or liability for the administration, management or marketing of the notes.
•	consider the needs of the notes or the owners of the notes in determining, composing or calculating the Swiss Market Index or have any obligation to do so.
The Exchange and its Licensors give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the notes or their performance.
The Exchange does not assume any contractual relationship with the purchasers of the notes or any other third parties.
Specifically,
•	The Exchange and its Licensors do not give any warranty, express or implied, and exclude any liability for:
o	The results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the Swiss Market Index and the data included in the Swiss Market Index;
o	The accuracy, timeliness, and completeness of the Swiss Market Index and its data;
o	The merchantability and the fitness for a particular purpose or use of the Swiss Market Index and its data; or
o	The performance of the notes generally.
•	The Exchange and its Licensors give no warranty and exclude any liability, for any errors, omissions or interruptions in the Swiss Market Index or its data.
•
Under no circumstances will the Exchange or its Licensors be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Swiss Market Index or its data or generally in relation to the notes, even in circumstances where the Exchange or its Licensors are aware that such loss or damage may occur.
The licensing agreement between The Bank and the Exchange is solely for their benefit and not for the benefit of the owners of the notes or any other third parties.

TOPIX®
All information contained in this underlier supplement regarding TOPIX® (the “TOPIX Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Tokyo Stock Exchange, Inc. (referred to in this description of the TOPIX Index as the “TSE”). The TOPIX Index is calculated, maintained and published by the TSE. The TSE has no obligation to continue to publish, and may discontinue the publication of, the TOPIX Index. The TOPIX Index is reported by Bloomberg L.P. under the ticker symbol “TPX”.
Additional information regarding the TOPIX Index, including information about its component stock and sector weightings, may be obtained the following website: jpx.co.jp/english/markets/indices/topix. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The TOPIX Index, also known as the Tokyo Stock Price Index, is a capitalization weighted index of all the domestic common stocks listed on the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the TSE First Section Index, the TSE Second Section Index or the TSE Mothers Index. Stocks listed in the First Section, which number approximately 1,700, are among the most actively traded stocks on the TSE. The TOPIX Index is supplemented by the sub-basket components of the 33 industry sectors and was developed with a base index value of 100 as of January 4, 1968.
TOPIX Index Composition and Maintenance
The TOPIX Index is comprised of all domestic common stocks listed on the TSE First Section, excluding certain types of securities such as subscription warrant securities and preferred equity contribution securities. Companies scheduled to be delisted or newly listed companies that are still in the waiting period are excluded from the indices. The TOPIX Index has no constituent review. The number of constituents will change according to new listings and delistings. The reasons for stock additions and deletions to the TSE First Section are described further below.
TOPIX Index Calculation
The TOPIX Index is a free-float-adjusted market-capitalization-weighted index, which reflects movements in the market capitalization as measured from a base index value of 100 set on the base date of January 4, 1968.
TSE calculates the TOPIX Index by multiplying the base index value of 100 by the quotient of the current free-float-adjusted market value divided by the base market value. The resulting value is not expressed in Japanese yen but presented as a number of points, rounded to the nearest one hundredth. The formula for calculating the TOPIX Index value can be expressed as follows:
Index value = Base index value of 100 x	Current free-float - adjusted market value Base market value
The current free-float-adjusted market value is the sum of the products of the price times the number of free-float- adjusted shares for each constituent stock.
The number of free-float-adjusted shares for this calculation is the total number of listed shares multiplied by free- float weight. The total number of listed shares used for this purpose is usually the same as the number of actual listed shares. However, in some cases these numbers will differ as a consequence of the index methodology. For instance, in the case of a stock split, the number of listed shares will increase on the additional listing date after the stock split becomes effective; on the other hand, the number of listed shares for index calculation purposes will increase on the ex- rights date.
Free-float weight is the weight of listed shares deemed to be available for trading in the market, and is determined and calculated by the TSE for each constituent stock. It is calculated by subtracting the quotient of non-free-float shares divided by listed shares from one. Free-float weight is reviewed once a year in order to reflect the latest distribution of share ownership. The TSE estimates non-free-float shares using publicly available documents, and generally deems shares held by the top ten major shareholders (with certain exceptions), treasury stocks and shares held by members of the issuer’s board of directors to be unavailable for trading in the market. The TSE may deem other shares to be unavailable for trading in the market. The timing of the yearly free- float-weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews may be conducted for events TSE expects will significantly affect the free-float weight. These include when new shares are allocated to a third party, preferred shares are converted or subscription warrants are exercised, as well as in the event of a company spin-off, merger, stock-swap, take-over bid and other events TSE judges deem will significantly affect free-float weight.
In the event of any increase or decrease in the current free-float-adjusted market value due to causes other than fluctuations in the stock market, such as public offerings or changes in the number of listed companies in the TSE First Section, adjustments are made by TSE to the base market value in order to maintain the continuity of the TOPIX Index.
Additions and Deletions to the TSE First Section (and, therefore, the TOPIX Index)
TSE adds or removes securities for various listing and delisting events as shown in the table below.
Additions and Deletions of Constituents
	Event	Adjustment Date	Stock Price Used for Adjustment
Addition	A company is to be newly listed on the TSE First Section (directly listed or via another stock exchange)	Last business day of the month after such listing	Stock price at the end of trading on the business day before adjustment date
Addition
New listing of a newly formed company resulting from a corporate consolidation, acquisition, merger or split (personnel split) that results in a index or Ex-index constituent being delisted and the new company being included in the index.
		New listing date. If the initial listing date falls on a holiday, it will be the following business day	Base price
Addition	Assignment to the TSE First Section from the TSE Second Section, Tokyo Stock Exchange Mothers Index or JASDAQ Index.
Last business day of the month after such assignment (a free float weight of 0.00 is used from the assignment date to the month after the assignment date and thus the number of shares to be used for calculation will be 0.00 during such period)
Stock price at the end of trading on the business day before adjustment date
Deletion
New listing of a newly formed company resulting from a corporate consolidation, acquisition, merger or split (personnel split) that results in an index or Ex-index constituent being delisted and the new company being included in the index.
Listing date of the newly formed company (normally two business days following delisting date)
Stock price at the end of trading on the business day before delisting date. The stock price at the end of trading on the business day before the delisting date is used to calculate the index for the period from the delisting date to the removal date

Deletion	A constituent is to be delisted due to a reason other than as described in the preceding scenario	Delisting date	Stock price at the end of trading on the business day before adjustment date
Deletion	A constituent’s securities are designated to be delisted	Four business days after designation. If the designation date falls on a holiday, it will be the next business day	Stock price at the end of trading on the business day before adjustment date
Deletion	Assignment to the TSE Second Section, Mothers or JASDAQ from the TSE First Section	Date of change	Stock price at the end of trading on the business day before adjustment date
The adjusted base market value will equal the old base market value multiplied by the quotient of the free-float- adjusted market value on the business day before the adjustment date plus or minus, as applicable, the adjustment amount divided by the free-float-adjusted market value on the business day before the adjustment date.
The adjustment amount for the foregoing calculation will be an amount equal to the product of the change (the absolute value of the increase or decrease) in the number of shares used for index calculations times the price of the shares used for adjustment.
Changes in the number of shares and the price of the shares for adjustments to the base market value will be made as described in the table below.
Change in the Number of Shares
Event	Adjustment Date	Stock Price Used for Adjustment
Change of free-float weight	Date of change	Stock price at the end of trading on the business day before adjustment date
Public offering	Additional listing date (day after payment date). If listing date falls on a holiday, it will be the next business day	Stock price at the end of trading on the business day before adjustment date
Allocation of new shares to a third party	Five business days after additional listing date (two business days after payment date)	Stock price at the end of trading on the business day before adjustment date
Issues to shareholders with payment	Ex-rights date	Payment price per share
Exercise of subscription warrants	Last business day of the month following exercise	Stock price at the end of trading on the business day before adjustment date
Conversion of preferred shares	Last business day of the month following conversion	Stock price at the end of trading on the business day before adjustment date
Cancellation of treasury stock	Last business day of the month following cancellation	Stock price at the end of trading on the business day before adjustment date
Merger or acquisitions between a non- surviving constituent and another constituent	Delisting date of the non-surviving constituent	Stock price at the end of trading on the business day before adjustment date
Merger or acquisitions other than that described above	Listing change date (effective date)	Stock price at the end of trading on the business day before adjustment date
Rights offering  (limited to cases where the allotted subscription warrant securities are listed; the case where the allotted subscription warrant securities are not listed is treated as “Exercise of subscription warrants”)
	Ex-rights date	Payment price per share
Offering for sale of shares held by the Japanese government (Nippon Telegraph and Telephone and Japan Tobacco only) and Japan Post Holdings	Date determined by TSE (generally the delivery date)	Stock price at the end of trading on the business day before adjustment date
Company split (merged split)	Listing change date (the effective date)	Stock price at the end of trading on the business day before adjustment date
Other adjustments	Last business day of the month in which the information appears in “Sho- ho” (TSE Notice) or the last business day of the following month	Stock price at the end of trading on the business day before adjustment date
No adjustments will be made to the base market value in the case of a stock split, gratis allotment of shares (limited to cases where the allotted treasury stock) or reverse stock split.
Retroactive adjustments will not be made to revise the figures of the TOPIX Index that have already been calculated and disseminated even if issuing companies file amendments on previously released information.
Market Disruption
If trading in a certain constituent is halted, the TSE regards the constituent’s share price for purposes of calculating the TOPIX Index to be unchanged. Where an event that is not specified in the rules of the TOPIX Index occurs, or if the TSE decides that it is impossible to use its existing methods to calculate the TOPX Index, the TSE may use an alternate method of index calculation as it deems valid.
License Agreement
For any specific offering of notes to be linked to the TOPIX Index, we expect to enter into a non-exclusive license agreement with the TSE providing for the license to us, in exchange for a fee, of the right to use the TOPIX Index, the proprietary data therein contained (“TOPIX Index Value”) and the trademarks “TOPIX”, Tokyo Stock Exchange” and “Tokyo Stock Price Index/TOPIX” (collectively, the “TOPIX Marks”).
The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by the TSE and the TSE owns all rights and know-how relating to the TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks. The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof. The TSE makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which the TOPIX Index Value stands on any particular day. The TSE gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value. The notes are in no way sponsored, endorsed or promoted by the TSE. The TSE shall not bear any obligation to give an explanation of the notes or any advice on investments to any purchaser of the notes or to the public. The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the notes.

EXCHANGE-TRADED FUNDS
The iShares® ETFs
All information contained in this underlier supplement regarding the iShares® MSCI EAFE ETF, the iShares® Emerging Markets ETF and the iShares® Russell 2000 ETF (each, an “iShares ETF” and collectively, the “iShares ETFs”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from each iShares ETF’s prospectus and other publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the fund manager of each iShares ETF and BlackRock Fund Advisors (“BFA”), the investment adviser to the iShares ETFs and a subsidiary of BlackRock, Inc. (“BlackRock”). The iShares ETFs are separate investment portfolios maintained and managed by either iShares®, Inc. (“iShares”) or iShares® Trust (“iShares Trust”).
iShares and iShares Trust are registered investment companies that consist of numerous separate investment portfolios, including the iShares ETFs. Information provided to or filed with the SEC by iShares and iShares Trust can be located by reference to SEC file numbers 033-97598 and 811-09102 for iShares, and SEC file numbers 333-92935 and 811-09729 for iShares Trust, through the SEC’s website at sec.gov.
iShares® Emerging Markets ETF
The iShares® Emerging Markets ETF (the “EEM Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index.  For more information about the MSCI Emerging Markets Index, please see “—Indices—The MSCI Indices” herein. The EEM Fund is an investment portfolio of iShares. The EEM Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EEM”.
iShares® MSCI EAFE ETF
The iShares® MSCI EAFE ETF (the “EFA Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in developed markets in Europe, Australasia and the Far East, as measured by the MSCI EAFE Index.  For more information about the MSCI EAFE Index, please see “—Indices—The MSCI Indices” herein. The EFA Fund is an investment portfolio of iShares Trust. The EFA Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EFA”.
iShares® Russell 2000 ETF
The iShares® Russell 2000 ETF (the “IWM Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the small-capitalization sector of the U.S. equity market, as measured by the Russell 2000® Index (the “Russell 2000 Index”).  For more information about the Russell 2000 Index, please see “—Indices—The Russell 2000® Index” herein. The IWM Fund is an investment portfolio of iShares Trust. The IWM Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “IWM”.
Investment Strategy
Each iShares ETF uses a representative sampling strategy to try to track its respective underlying index. Each iShares ETF generally invests at least 90% of its assets in securities of its underlying index and depository receipts representing securities of such underlying index. The EFA Fund may invest up to 10% of its assets in other securities, including securities not in its underlying index, but which BFA believes will help the iShares ETF track the underlying index, futures contracts, options on futures contracts, other types of options and swaps related to the underlying index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.
Representative Sampling
As noted above, each iShares ETF pursues a “representative sampling” indexing strategy in attempting to track the performance of its respective underlying index.  Representative sampling means that each iShares ETF generally invests in a representative sample of securities that collectively has an investment profile similar to that of its underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the underlying index. Each iShares ETFs may or may not hold all of the securities in its underlying index.
Correlation and Tracking Error
Each iShares ETF’s underlying index is a theoretical financial calculation, while each iShares ETF is an actual investment portfolio. The performance of each iShares ETF and its underlying index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.
Industry Concentration Policy
Each iShares ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that its underlying index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.
Disclaimer
The notes are not sponsored, endorsed, sold or promoted by BlackRock. BlackRock makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Blackrock has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

iShares® Silver Trust
We have derived all information in this underlier supplement regarding the iShares® Silver Trust (the “SLV Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the SLV Fund’s prospectus and other publicly available information.
We have not independently verified the information in the SLV Fund’s prospectus or any other publicly available information regarding the SLV Fund.  Such information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC (“iShares”), the sponsor of the SLV Fund, a Delaware limited liability company and indirect subsidiary of BlackRock, Inc. (“BlackRock”).
The SLV Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “SLV”. Information provided to or filed with the SEC by the SLV Fund can be located by reference to its SEC file numbers 333-239613 and 001-32863 through the SEC’s website at sec.gov.  The Silver Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. In addition, the Silver Trust is not a commodity pool within the meaning of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder.
For additional information regarding iShares, BlackRock and the SLV Fund, please see the SLV Fund’s prospectus.  In addition, information about iShares and the SLV Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at ishares.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the SLV Fund, any information contained on the iShares® website, or of any other publicly available information about the SLV Fund. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.
Investment Objective and Strategy
The SLV Fund is a grantor trust designed to reflect generally the performance of the price of silver, before payment of the SLV Fund’s expenses and liabilities. The SLV Fund holds silver bars and issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The SLV Fund issues shares only in baskets of 50,000 or integral multiples thereof. The SLV Fund’s silver and other assets are valued on the basis on each day’s announced London Silver Fix, the price for an ounce of silver set by three market making members of the London Bullion Market Association. The SLV Fund is not actively managed.
Disclaimer
The notes are not sponsored, endorsed, sold or promoted by BlackRock. BlackRock makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes.

Invesco QQQ TrustSM, Series 1
We have derived all information in this underlier supplement regarding the Invesco QQQ TrustSM, Series 1 (the “QQQ Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the QQQ Fund’s prospectus and other publicly available information.
We have not independently verified the information in the QQQ Fund’s prospectus or any other publicly available information regarding the QQQ Fund.  Such information reflects the policies of, and is subject to change by, Invesco Capital Management LLC (“Invesco”), the investment advisor to the QQQ Fund.
The QQQ Fund is an exchange-traded fund that trades on the Nasdaq Stock Market under the ticker symbol “QQQ”. Information provided to or filed with the SEC regarding the QQQ Fund can be located by reference to its SEC file numbers 333-61001 and 811-08947 through the SEC’s website at sec.gov.
For additional information regarding Invesco and the QQQ Fund, please see the QQQ Fund’s prospectus.  In addition, information about Invesco and the QQQ Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Invesco website at invesco.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the QQQ Fund, any information contained on the Invesco website, or of any other publicly available information about the QQQ Fund.  Information contained on the Invesco website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.
Investment Objective and Strategy
The QQQ Fund seeks to track the investment results, before fees and expenses, of the Nasdaq-100 Index® (the “Nasdaq 100 Index”). The QQQ Fund holds all of the stocks in the Nasdaq 100 Index and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of securities on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weights of the securities held by the QQQ Fund and the components of the Nasdaq-100 Index, the trustee for the QQQ Fund adjusts the holdings of the QQQ Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the constituents of the Nasdaq 100 Index.
The Nasdaq 100 Index includes 100 of the largest domestic and international non-financial stocks listed on the Nasdaq Stock Market based on market capitalization. For more information about the Nasdaq-100 Index, please see “—Indices—The Nasdaq-100® Index” herein.
Correlation and Tracking Error
The Nasdaq 100 Index is a theoretical financial calculation, while the QQQ Fund is an actual investment portfolio. The performance of the QQQ Fund and the Nasdaq 100 Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.
Disclaimer
The notes are not sponsored, endorsed, sold or promoted by Invesco. Invesco makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Invesco has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The Select Sector SPDR® Funds
All information in this underlier supplement regarding the Select Sector SPDR® Funds listed below (each, a “Select Sector Fund” and collectively, the “Select Sector Funds”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from each of the Select Sector Fund’s prospectus and other publicly available information.
We have not independently verified the information in the Select Sector Funds’ prospectus or any other publicly available information regarding the Select Sector Funds.  Such information reflects the policies of, and is subject to change by, the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”), the investment advisor to the Select Sector Funds.
Each Select Sector Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol listed in the table below. Information filed by the Select Sector Trust with the SEC can be found by reference to its SEC file numbers 333-57791 and 811-08837 through the SEC’s website at sec.gov.
For additional information regarding the Select Sector Funds, please see the Select Sector Funds’ prospectus.  In addition, information about the Select Sector Funds may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the State Street Global Advisors (“SSGA”) website at ssga.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the Select Sector Funds, any information contained on SSGA’s website, or of any other publicly available information about the Select Sector Funds.  Information contained on the SSGA website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.
Investment Objective and Strategy
Each Select Sector Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies included in an index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”). Each Select Sector Index is comprised of securities of companies in a particular industry sector (represented by the Global Industry Classification Standard, or “GICS”) that are members of the S&P 500® Index. For more information about the Select Sector Indices, please see “—Indices—The Select Sector Indices” herein.
The Select Sector Funds and their respective underlying Select Sector Indices are shown in the following table:
Select Sector Fund	Select Sector Index	Ticker Symbol of Select Sector Fund
Communication Services Select Sector SPDR® Fund	S&P 500® Communications Services Select Sector Index	XLC
Consumer Discretionary Select Sector SPDR® Fund	S&P 500® Consumer Discretionary Select Sector Index	XLY
Consumer Staples Select Sector SPDR® Fund	S&P 500® Consumer Staples Select Sector Index	XLP
Energy Select Sector SPDR® Fund	S&P 500® Energy Select Sector Index	XLE
Financial Select Sector SPDR® Fund	S&P 500® Financial Select Sector Index	XLF
Health Care Select Sector SPDR® Fund	S&P 500® Health Care Select Sector Index	XLV
Industrial Select Sector SPDR® Fund	S&P 500® Industrial Select Sector Index	XLI
Materials Select Sector SPDR® Fund	S&P 500® Materials Select Sector Index	XLB
Real Estate Select Sector SPDR® Fund	S&P 500® Real Estate Select Sector Index	XLRE
Technology Select Sector SPDR® Fund	S&P 500® Technology Select Sector Index	XLK
Utilities Select Sector SPDR® Fund	S&P 500® Utilities Select Sector Index	XLU
In seeking to track the performance of the relevant Select Sector Index, each Select Sector Fund employs a replication strategy, which means that each Select Sector Fund typically invests in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as that Select Sector Index. However, under various circumstances, it may not be possible or practical to purchase all of the securities in the relevant Select Sector Index, or amounts of those securities in proportion to their weighting in that Select Sector Index. Under these circumstances, SSGA FM intends to employ a sampling strategy in managing the relevant Select Sector Fund. Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the relevant Select Sector Index, outside of the relevant Select Sector Index and derivatives that have a similar investment profile as the relevant Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization and other financial characteristics of securities.
Correlation and Tracking Error
The Select Sector Indices are theoretical financial calculations, while the Select Sector Funds are actual investment portfolios. The performance of a Select Sector Fund and the relevant Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.
Disclaimer
The notes are not sponsored, endorsed, sold or promoted by SSGA. SSGA makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. SSGA has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

SPDR® S&P 500® ETF Trust
We have derived all information in this underlier supplement regarding the SPDR® S&P 500® ETF Trust (the “SPY Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the SPY Fund’s prospectus and other publicly available information.
We have not independently verified the information in the SPY Fund’s prospectus or any other publicly available information regarding the SPY Fund.  Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of the SPY Fund and State Street Global Advisors Trust Company, the trustee of the SPY Fund (the “Trustee”).
The SPY Fund is an exchange-traded fund that trades on NYSE Arca, Inc. under the ticker symbol “SPY”. Information provided to or filed with the SEC regarding the SPY Fund can be located by reference to SEC file numbers 033-46080 and 811-06125 through the SEC’s website at sec.gov.
For additional information regarding the SPY Fund, please see the SPY Fund’s prospectus.  In addition, information about the SPY Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the State Street Global Advisors (“SSGA”) website at ssga.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the SPY Fund, any information contained on the SSGA website, or of any other publicly available information about the SPY Fund.  Information contained on the SSGA website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.
Investment Objective and Strategy
The SPY Fund a unit investment trust that issues securities called “trust units” or “units” of the SPY Fund, each of which represents a fractional undivided ownership interest in the SPY Fund. The SPY Fund is designed to generally correspond to the price and yield performance, before expenses, of the S&P 500® Index (the “S&P 500 Index”). The Trustee adjusts, on a nondiscretionary basis, the composition of the portfolio of stocks held by the SPY Fund to conform to changes in the composition and/or weighting structure of the S&P 500 Index. Although the SPY Fund may at any time fail to own certain securities included in the S&P 500 Index, the SPY Fund generally will be substantially invested in the components of the S&P 500 Index.
The S&P 500 Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the S&P 500 Index, please see “—Indices—The S&P 500® Index” herein.
Correlation and Tracking Error
The S&P 500 Index is a theoretical financial calculation, while the SPY Fund is an actual investment portfolio. The performance of the SPY Fund and the S&P 500 Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.
Disclaimer
The notes are not sponsored, endorsed, sold or promoted by SSGA or any of its affiliates. Neither SSGA nor any of its affiliates makes any representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Neither SSGA nor any of its affiliates has any obligation or liability in connection with the operation, marketing, trading or sale of the notes.

SPDR® Gold Shares
We have derived all information in this underlier supplement regarding the SPDR® Gold Shares (the “GLD Shares”) from the prospectus for the SPDR® Gold Trust (the “GLD Fund”) and other publicly available information.
We have not independently verified the information in the GLD Fund’s prospectus or any other publicly available information regarding the GLD Fund.  Such information reflects the policies of, and is subject to change by, World Trust Services LLC, the sponsor of the GLD Fund. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the GLD Fund  (the “Trustee”), HSBC Bank plc is the custodian of the GLD Fund, and State Street Global Advisors Funds Distributors, LLC is the marketing agent of the GLD Fund.
The GLD Fund is an exchange-traded fund that trades on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “GLD”. Information provided to or filed with the SEC regarding the GLD Fund can be located by reference to its SEC file numbers 333-238478 and 001-32356 through the SEC’s website at sec.gov.
For additional information regarding the GLD Fund, please see the GLD Fund’s prospectus.  In addition, information about the GLD Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the State Street Global Advisors (“SSGA”) website at ssga.com. We have not undertaken any independent review or due diligence of the SEC filings related to the GLD Fund, any information contained on the SSGA website, or of any other publicly available information about the GLD Fund.  Information contained on the SSGA website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.
Investment Objective and Strategy
The GLD Shares are issued by the GLD Fund and represent units of fractional undivided beneficial interest in and ownership of the GLD Fund. The investment objective of the GLD Fund is to reflect the performance of the price of gold bullion, less the GLD Fund’s expenses. The Trustee determines the net asset value of the GLD Fund on each day that the NYSE Arca is open for regular trading at the earlier of (i) the afternoon session of the twice daily determination of the price of an ounce of gold through an auction by the London Bullion Market Association (the “LBMA”), administered by the ICE Benchmark Administration, which starts at 3:00 PM London time, or the LBMA Gold Price PM, or (ii) 12:00 PM New York time. The LBMA Gold Price PM is determined by participants in a physically settled, electronic and tradable auction.
Disclaimer
The notes are not sponsored, endorsed, sold or promoted by SSGA or any of its affiliates. Neither SSGA nor any of its affiliates makes any representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Neither SSGA nor any of its affiliates has any obligation or liability in connection with the operation, marketing, trading or sale of the notes.

VanEck® Gold Miners ETF
We have derived all information in this underlier supplement regarding the VanEck® Gold Miners ETF (the “GDX Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the GDX Fund’s prospectus and other publicly available information.
We have not independently verified the information in the GDX Fund’s prospectus or any other publicly available information regarding the GDX Fund.  Such information reflects the policies of, and is subject to change by, VanEck® ETF Trust (the “Trust”) and Van Eck Associates Corporation (“VanEck”).
The GDX Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “GDX”. Information provided to or filed with the SEC regarding the GDX Fund can be located by reference to SEC file numbers 333-123257 and 811-10325 through the SEC’s website at sec.gov.
For additional information regarding VanEck, the Trust and the GDX Fund, please see the GDX Fund’s prospectus.  In addition, information about VanEck, the Trust and the GDX Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the VanEck website at vaneck.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the GDX Fund, any information contained on the VanEck website, or of any other publicly available information about the GDX Fund.  Information contained on the VanEck website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.
Investment Objective and Strategy
The GDX Fund seeks to track the investment results, before fees and expenses, of companies in the business of gold mining and related activities, as measured by the NYSE® Arca Gold Miners Index® (the “Gold Miners Index”). For more information about the Gold Miners Index, please see “The Gold Miners Index” below.
The GDX Fund uses a passive indexing strategy to try to track the Gold Miners Index. The GDX Fund generally invests at least 80% of its assets in securities of the Gold Miners Index and depository receipts representing securities in the Gold Miners Index.
Passive Indexing
As noted above, the GDX Fund pursues a passive indexing strategy in attempting to track the performance of the Gold Miners Index, which means that the GDX Fund attempts to approximate the investment performance of the Gold Miners Index by investing in a portfolio that generally replicates the Gold Miners Index. The GDX Fund may or may not hold all of the securities in the Gold Miners Index.
Correlation and Tracking Error
The Gold Miners Index is a theoretical financial calculation, while the GDX Fund is an actual investment portfolio. The performance of the GDX Fund and the Gold Miners Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.
Disclaimer
The notes are not sponsored, endorsed, sold or promoted by VanEck. VanEck makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. VanEck has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.
The Gold Miners Index
All information contained in this underlier supplement regarding the Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, ICE Data Indices, LLC (“ICE Data Indices”). The Gold Miners Index is calculated, maintained and published by ICE Data Indices. ICE Data Indices has no obligation to continue to publish, and may discontinue the publication of, the Gold Miners Index. The Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM”.

Additional information about the Gold Miners Index, including information about its component stock and sector weightings, is available on the following website: theice.com. We are not incorporating by reference such website or any material it includes in this underlier supplement or the accompanying prospectus, prospectus supplement, any applicable product supplement, the pricing supplement for any offering of notes or any document incorporated herein or therein by reference.
The Gold Miners Index includes common stocks, American depositary receipts (“ADRs”) and global depositary receipts (“GDRs”) of selected companies that are involved in mining for gold and silver ore and that are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. ICE Data Indices has chosen not to specify the exact exchanges whose securities are eligible for inclusion in the Gold Miners Index, but generally the exchanges in most developed markets and major emerging markets are regarded as appropriate. ICE Data Indices will use its discretion to avoid those exchanges and markets that are considered “frontier” in nature or alternatively, have major restrictions to foreign ownership.
The Gold Miners Index is calculated on a price return basis using a modified market capitalization, divided by a divisor. The divisor was set on December 19, 2002 to a base level of 500.00 at the base market capitalization.
Index Eligibility Criteria
The universe of companies eligible for inclusion in the Gold Miners Index will specifically include those companies that derive at least 50% of their revenues for gold mining and related activities. Companies already in the Gold Miners Index will be removed from the Gold Miners Index in the following quarterly review only if their gold mining revenues fall below the 40% level. In addition, companies with a significant revenue exposure to silver mining in addition to gold mining are eligible for including in the Gold Miners Index. These are companies that either (1) have a revenue exposure to silver mining greater than 50% or (2) have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%. ICE Data Indices will ensure, solely through the company selections in the index rebalances, that the percentage of the index weight that will consist of these “silver-tilted” companies will not exceed 20%.
Further, both streaming companies and royalty companies are eligible for inclusion in the Gold Miners Index. Companies that have not yet commenced production are also eligible, at the discretion of ICE Data Indices, for inclusion in the Gold Miners Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the eligibility of the company in how much the company has hedged in gold or silver production via futures, options or forward contracts.
Selection of Index Constituents
Index constituents for the Gold Miners Index are selected among the companies that are included in the index universe and that meet the following criteria: (i) a market capitalization greater than $750 million (not adjusted for free-float); (ii) an average daily trading volume of at least 50,000 shares over the past three months; and (iii) an average daily value traded of at least $1 million over the past three months.
Once an index constituent is included in the Gold Miners Index, it will be removed from the Gold Miners Index during the quarterly review only if (i) its market capitalization is less than $450 million; or (ii) its average daily trading volume for the past three months is lower than 30,000 shares and its average daily value traded for the past three months is lower than $600,000.
Calculation of the Gold Miners Index
As noted above, the Gold Miners Index is calculated on a price return basis using a modified market capitalization divided by a divisor. The divisor is continually adjusted as a result of corporate actions and composition changes to maintain continuity in the Gold Miners Index.
Quarterly Review
The Gold Miners Index is reviewed quarterly to ensure that the selection and weightings of the constituents continues to reflect as closely as possible a measurement of the performance of highly capitalized companies in the gold mining industry. ICE Data Indices may at any time and from time to time change the number of securities comprising the Gold Miners Index by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in ICE Data Indices’ discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index.
The Gold Miners Index quarterly rebalances typically take effect at the open of the first trading after the third Friday of each March, June, September and December. A rebalance announcement will be made after the close six trading days before the effective date of the rebalance. The inclusion of new companies in the Gold Miners Index will be announced at least six trading days before the effective date of the actual inclusion. Component removals will generally be announced at least six trading days before the effective date of removal, although there will be certain situations and corporate actions that would require a removal of a company with less than six trading days of notice. In those cases, the removal would be announced no later than 3:00 E.S.T. on the trading day preceding the effective date of the removal.
The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index (the information utilized in this modification process will be taken from the close of trading on the second Friday of the rebalance month):
(1)	the weight of any single component security may not account for more than 20% of the total value of the index;
(2)
the component securities are split into two subgroups - (1) large and (2) small, which are ranked by their unadjusted market capitalization weight in the index. Large stocks are defined as having a weight in the index that is greater than or equal to 5%. Small securities are defined as having a weight in the index that is less than 5%;

(3)	the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the index may not account for more than 45% of the total value of the index.
The following adjustments will be applied in conjunction with each scheduled quarterly rebalancing of the Gold Miners Index:
•
Diversification Rule 1: If any component security exceeds 20% of the total value of the index, then all stocks greater than 20% of the index are reduced to represent 20% of the value of the index. The aggregate amount by which all component securities are reduced is redistributed proportionately across the remaining securities that represent less than 20% of the value of the index. After this redistribution, if any other security then exceeds 20%, the security is set to 20% of the value of the index and the redistribution is repeated. If there is no component security over 20% of the total value of the index, then Diversification Rule 1 is not executed.

•
Diversification Rule 2: The components are sorted into two groups, (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that are classified as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. In addition, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed.

If Diversification Rule 2 is executed, then the large group and the small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted through the following process:
o
The weight of each of the large components will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the Gold Miners Index. If any large component security falls below a weight equal to the product of 5% and the proportion by which the securities were scaled down following this distribution, then the weight of the security is set equal to 5% and the components with weights greater than 5% will be reduced proportionately.

o
The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component security exceeds a weight equal to the product of 4.5% and the proportion by which the securities were scaled down following this distribution, then the weight of the security is set equal to 4.5%. The redistribution of weight to the remaining securities is repeated until the entire amount has been redistributed.

Adjustments for Corporate Actions
The Gold Miners Index may be adjusted in order to maintain the continuity of the index level and the composition. The underlying aim is that the index continues to reflect as closely as possible the value of the underlying portfolio. Adjustments take place in reaction to events that occur with constituents, in order to mitigate or eliminate the effect of that event on the index performance.
(1)
Removal of constituents. Any constituent deleted from the Gold Miners Index as a result of a corporate action such as a merger, acquisition, spin-off, delisting or bankruptcy is not replaced by any new security. The total number of constituents in the index is reduced by one every time a company is deleted. If a company is removed from the index, the divisor will be adapted to maintain the index level. In certain circumstances, ICE Data Indices may decide to add another constituent into the index as a result of the pending removal of a current constituent.

a.
Mergers and acquisitions. In the event that a merger or acquisition occurs between members of the Gold Miners Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. In the event that only one of the parties to a merger or acquisition is a member of the Gold Miners Index, an acquiring index member continues as a member of the index and  its shares will be adjusted at the next rebalance, while an acquired index member is removed from the Gold Miners Index and its weight in the index is redistributed proportionately across the remaining constituents via a divisor adjustment and the acquiring company may be considered for inclusion at the next rebalance.

b.
Suspensions and company distress. Immediately upon a company’s bankruptcy announcement, the security is removed from the Gold Miners Index effective for the first trading day following the announcement. If the constituent is trading on an over-the-counter market, the last trade or price on that market is utilized as the deletion price on that day. If the stock does not trade on the relevant exchange between the bankruptcy announcement and the next rebalance effective date, the stock may be deleted from the Gold Miners Index with a presumed market value of $0.

c.
Split-up / spin-off. The closing price of the index constituent is adjusted by the value of the spin-off. The divisor will be adjusted to account for any changes in the overall market capitalization of the index. Spun-off companies will not be automatically added into the index at the time of the event.

(2)
Dividends. The Gold Miners Index will be adjusted for dividends that are special. To determine whether a dividend should be considered a special dividend, the compiler will use the following criteria: (a) the declaration of a dividend additional to those dividends declared as part of a company’s normal results and dividend reporting cycle (not including an adjustment solely to the timing of the declaration of a company’s expected dividend); or (b) the identification of an element of a dividend paid in line with a company’s normal results and dividend reporting cycle as an element that is unambiguously additional to the company’s normal payment.

(3)
Rights issues and other rights. In the event of a rights issue, the price is adjusted for the value of the right on the ex-date, and the shares are increased to maintain the constituent’s existing weighting within the Gold Miners Index. The adjustment assumes that the rights issue is fully subscribed. The amount of the price adjustment is determined from the terms of the rights issue, including the subscription price, and the price of the underlying security. ICE Data Indices shall only enact adjustments if the rights represent a positive value, or are in-the-money, or alternatively, represent or can be converted into a tangible cash value.

(4)
Bonus issues, stock splits and reverse stock splits. For bonus issues, stock splits and reverse stock splits, the number of shares included in the Gold Miners Index will be adjusted in accordance with the ratio given in the corporate action. Since the event will not change the value of the company included in the Gold Miners Index, the divisor will not be changed because of this.

(5)
Changes in number of shares. Changes in the number of shares in issue and/or free-float will not be reflected in the Gold Miners Index until the next review unless the change is related to a specific corporate action.